Exhibit 99.2

This exchange offer is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

(Translation)

Matters to be Disclosed on the Internet upon Giving

Notice of the 75th Ordinary General Meeting of Shareholders

1.	Consolidated Financial Statements:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Non-Consolidated Financial Statements:

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

3.	Reference Documents for the General Meeting of Shareholders:

(i)	The Articles of Incorporation of Murata Manufacturing Co., Ltd.

(ii)	The financial statements of Murata Manufacturing Co., Ltd. for its most recent fiscal year (ended March 31, 2015)

The above-listed matters included in the documents to be attached to the Notice of the 75th Ordinary General Meeting of Shareholders are provided to the shareholders by posting the same on our Internet website (http://www.toko.co.jp/investors/jp/stockholder.html) in accordance as provided for in laws and ordinances and Article 15 of the Articles of Incorporation of the Company.

Toko, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[Notes on Important Matters Forming the Basis for Presenting the Consolidated Financial Statements, etc.]

1.	Matters concerning the scope of consolidation

(1)	Number of consolidated subsidiaries and the names of major consolidated subsidiaries:

Number of consolidated subsidiaries: 22

Names of major consolidated subsidiaries:

Zhuhai TOKO Electronic Co., Ltd., Shantou S.E.Z. Huajian Electronics Co., Ltd., Hua Jiuh Technology Co., Ltd., TOKO Electronic Mfg. Co., Ltd., Huacheng TOKO Electronics Co., Ltd., TOKO Singapore Pte. Ltd., TOKO Electronic (Sarawak) Sdn. Bhd. and Viet Hoa Electronics Co., Ltd.

(2)	Names of major non-consolidated subsidiaries, etc.:

Names of major non-consolidated subsidiaries:

TOKO Electronics (Thailand) Co., Ltd.

Reason for exclusion from consolidation:

TOKO Electronics (Thailand) Co., Ltd., a non-consolidated subsidiary, is not consolidated because its total assets, net sales, net income (loss) (based on the Company’s equity interest) and retained earnings (based on the Company’s equity interest) are insignificant, respectively and do not have a material impact on the consolidated financial statements as a whole.

2.	Matters concerning the application of equity method

(1)	Number and names of non-consolidated subsidiaries and associated companies to which the equity method is applicable:

Not applicable

(2)	Number and names of non-consolidated subsidiaries and associated companies to which the equity method is not applicable:

Names of major companies, etc.:

Non-consolidated subsidiary

TOKO Electronics (Thailand) Co., Ltd.

Reason for exclusion from equity method:

The equity method is not applied to TOKO Electronics (Thailand) Co., Ltd., a non-consolidated subsidiary, because its net income (loss) (based on the Company’s equity interest) and retained earnings (based on the Company’s equity interest) do not have a material impact on the consolidated financial statements and are insignificant as a whole.

3.	Matters concerning accounting standards

(1)	Valuation basis and methods for major assets

(i)	Valuation basis and methods for securities:

Available-for-sale securities:

Marketable securities:

Stated at fair value on the balance sheet date of the fiscal year (Unrealized gain or loss is included directly in equity. Costs of securities sold are determined by the moving average method.)

Available-for-sale securities for which the fair values are not readily determinable:

Stated at cost determined by the moving average method

Stocks of subsidiaries and associated companies:

Stated at cost determined by the moving average method

(ii)	Valuation basis and methods for derivatives:

Forward exchange contract:	Stated at market value

Interest rate swap:	Stated at market value; the exceptional accrual method is applicable if it satisfies the requirements of the exceptional accrual method

Interest rate cap:	Stated at market value; the exceptional accrual method is applicable if it satisfies the requirements of the exceptional accrual method

(iii)	Valuation basis and methods for inventories:

Merchandise and finished goods, and work in process:	Stated principally at cost determined by the periodic average method (the balance sheet values are calculated by the write-down method based on declined margins)

Raw materials and supplies:	Stated at cost determined by the moving average method (the balance sheet values are calculated by the write-down method based on declined margins)

However, with regard to overseas consolidated subsidiaries, stated principally at cost determined by the periodic average method (the balance sheet values are calculated by the write-down method based on declined margins)

(2)	Depreciation method for major depreciable assets

(i)	Property, plant and equipment (excluding lease assets):

The Company applies the straight-line method to its buildings (excluding appurtenances thereto) and the declining balance method to other assets. Its domestic consolidated subsidiaries apply the straight-line method to their buildings (excluding appurtenances thereto) and the declining balance method to other assets. Its overseas consolidated subsidiaries apply the straight-line method principally.

The main useful lives are as follows:
Buildings and structures:	10–50 years
Machinery, equipment and motor vehicles:	5–10 years
Tools, furniture and fixtures:	2–8 years

(ii)	Intangible fixed assets (excluding lease assets):

The amortization of intangible fixed assets is computed by the straight-line method. With regard to the useful lives, the same method as stipulated in the Corporate Tax Act of Japan is applied; however, software for internal use is amortized by the straight-line method based on the internal usable years (five years).

(iii)	Lease assets:

Lease assets related to finance lease transactions that transfer ownership are depreciated by the same depreciation method as applicable to the Company’s own property, plant and equipment.

Lease assets related to finance lease transactions that do not transfer ownership are depreciated by the straight-line method, based on the assumption that the useful life equals to the lease term and the residual value equals to zero.

(3)	Accounting standards for important reserves

(i)	Allowance for doubtful accounts:

Allowance for doubtful accounts is provided to cover probable losses on collection.

a.	Normal receivables:	The method using the rate of actual collection losses

b.	Possible non-performing credits and claims in bankruptcy and corporate reorganization:	Financial position evaluation method

(ii)	Accrued bonuses:

The Company and some of its consolidated subsidiaries make provision for the amount of bonuses for employees deemed to accrue during the fiscal year, based on the expected amount.

(iii)	Liabilities for directors’ and corporate auditors’ retirement benefits:

The Company calculates the required amount at the end of the fiscal year based on its internal regulations of the payment of retirement gratuities to directors and corporate auditors in preparation for the payment thereof to the directors and corporate auditors of some of its consolidated subsidiaries.

(4)	Other significant accounting policies as the basis of presenting the consolidated financial statements

(i)	Basis for translation of foreign currency assets and liabilities into Japanese currency:

Receivables and payables in foreign currency are translated into Japanese yen based on the spot exchange rate as of the close of the fiscal year and exchange differences are treated as exchange gains or losses.

With regard to the overseas consolidated subsidiaries, assets and liabilities are translated into Japanese yen based on the spot exchange rate as of the close of the fiscal year and incomes and expenses are translated into Japanese yen based on the average exchange rate for the year, and exchange differences are reported by inclusion in the minority interests and foreign currency translation adjustments in the section of equity.

(ii)	Method of important hedge accounting:

a.	Method of hedge accounting:

The Company applies the exceptional accrual method to interest rate swaps and interest rate caps that satisfy the requirements of the exceptional accrual method.

b.	Hedging instruments and hedged items:

Hedging instruments:	Interest rate swaps and interest rate caps
Hedged items:	Bank loans

c.	Hedging policy:

The Company engages in interest rate swaps and interest rate caps to hedge increases in funding cost on outstanding liabilities with floating interest rates when interest rates are rising. The Company has a policy of not utilizing derivatives for speculations.

d.	Method of evaluating the effectiveness of a hedge:

The Company has confirmed that the derivatives have satisfied the requirements of the exceptional accrual method for interest rate swaps and interest rate caps.

(iii)	Accounting for consumption taxes, etc.:

By the tax-exclusive method

(iv)	Accounting policy for retirement benefits:

To meet the payment of retirement benefits to employees, the Company provides, as net defined benefit liability, an amount obtained by deducting the amount of plan assets from retirement benefit obligations, based on their respective estimated amounts at the consolidated balance sheet date. To calculate retirement benefit obligations, the Company employs the benefit formula standard as a method for attributing projected retirement benefits to periods up to the close of the fiscal year under review. Prior-service cost is amortized by the straight-line method over a period within the average remaining years of service of the employee (10 years) when such cost occurs. Actuarial differences are amortized by the straight-line method over a period within the average remaining years of service of the employee (10 years) when such differences occur in each fiscal year, starting from the following period. The unappropriated amount of unrecognized actuarial differences and unrecognized prior-service cost, net of applicable taxes, are presented as remeasurements of benefit plans under accumulated other comprehensive income in the section of equity.

[Note on Change in the Accounting Policy]

(Application of Accounting Standard for Retirement Benefits)

Starting from the fiscal year under review, the Company has modified the method used to calculate retirement benefit obligations and prior service costs by applying the Accounting Standard for Retirement Benefits (ASBJ Statement No. 26, May 17, 2012, hereinafter referred to as the “Standard”) and the Guidance on Accounting Standard for Retirement Benefits (ASBJ Guidance No. 25, March 26, 2015, hereinafter referred to as the “Guidance”) with regard to the provisions of Article 35 of the Standard and Article 67 of the Guidance. The method used to attribute estimated retirement benefits to each period has been changed from the straight-line attribution standard to the benefit formula standard. The basis for determining the discount rate has been changed from the average period until the estimated benefit payment date to a single weighted average discount reflecting the amounts for the estimated retirement benefit payment period and the estimated payment period.

In accordance with the provisions of Article 37 of the Standard concerning the handling of the transition to the Accounting Standard for Retirement Benefits, retained earnings for the fiscal year under review have been adjusted to reflect the change in the method used to calculate retirement benefit obligations and past service costs at the start of the fiscal year.

As a result, liabilities relating to retirement benefits at the start of the fiscal year under review increased ¥1,775 million and retained earnings decreased ¥1,775 million. The effect of those changes on the consolidated statement of income is not material.

[Notes to Consolidated Balance Sheet]

1.	Pledged assets:

The following assets have been formulated in a factory foundation and registered as security for short-term bank loans in the amount of ¥5,000 million and long-term bank loans in the amount of ¥3,700 million:

Buildings and structures	¥1,197 million (book value)
Land	¥759 million (book value)

Total	¥1,957 million (book value)

2.	Discounted notes receivable: ¥30 million

3.	Financial covenants

With regard to ¥4,900 million of its bank loans outstanding as of the end of the fiscal year, the Company has entered into one-on-one and syndicated loan agreements, which include financial covenants.

If the Company breaches any of the following clauses, it may forfeit the benefit of time upon demand from the lenders and immediately pay the principal of and interest on the loans:

(1)	The Company shall maintain the amount of the equity section in the consolidated balance sheet as of the end of each fiscal year at no less than 75% in comparison with the previous fiscal year.

(2)	The Company shall, for two consecutive fiscal years, not report an operating loss on the consolidated statement of income for each fiscal year.

In addition, the current portion (¥1,500 million) of convertible-bonds-type bonds with stock acquisition rights outstanding as of the end of the fiscal year includes financial covenants.

If the Company breaches any of the following clauses, it may forfeit the benefit of time and immediately pay the principal of the bonds:

(1)	The Company shall maintain the amount of the equity section in the consolidated balance sheet as of the end of each fiscal year at no less than 75% of that as of December 31, 2011.

(2)	The Company shall, for two consecutive fiscal years, not report an operating loss on the consolidated statement of income for each fiscal year.

[Notes to Consolidated Statement of Income]

1.	Gain on sales of sales rights

Gain on sales of sales rights is the compensation for the sale thereof received as a result of the performance of the agreement on the sales of sales rights with Murata Manufacturing Co., Ltd.

2.	Impairment loss on fixed assets

During the fiscal year under review, the Group recorded impairment losses on the following asset groups:

Segment	Use	Type	Location	Amount of impairment loss (million yen)
Coil products	Idle assets	Buildings and structures; machinery, equipment and motor vehicles; tools, furniture and fixtures	Japan, China, Vietnam	256

Other products	Idle assets	Buildings and structures; machinery, equipment and motor vehicles; tools, furniture and fixtures	Japan, China	2

Group-wide (common)	Idle assets	Buildings and structures; machinery, equipment and motor vehicles; tools, furniture and fixtures; software	Japan, China, Singapore, Germany	22

Total				280

The Group groups business assets on the basis of business segments for management accounting. The idle assets are grouped by individual asset.

The book values of idle assets have been reduced to the recoverable amounts and this reduction is shown as impairment loss on fixed assets in the section of extraordinary loss. Recoverable amounts are based on the net amounts that can be realized through sales, which are calculated on the basis of real estate valuations.

The total consists of ¥4 million for buildings and structures, ¥260 million for machinery, equipment and motor vehicles, ¥15 million for tools, furniture and fixtures and ¥0 million for software.

3.	Restructuring expenses

The Company incurred restructuring expenses as a result of the sale of sales rights to Murata Manufacturing Co., Ltd. and the total consists of the following:

Special retirement allowances	¥386 million
Penalties to distributors	¥66 million
Others	¥7 million

Total	¥460 million

[Notes to Consolidated Statement of Changes in Equity]

1) Matters concerning the shares issued

Class of shares	Number of shares as of January 1, 2015	Increase in the number of shares during the year	Decrease in the number of shares during the year	Number of shares as of December 31, 2015
Shares of common stock (thousand shares)	108,122	-	-	108,122

2) Matters concerning dividends

(i)	Amount of dividends paid:

Resolution	Class of shares	Total amount of dividends (million yen)	Amount of dividend per share (yen)	Record date	Effective date
Ordinary General Meeting of Shareholders held on March 27, 2015	Shares of common stock	320	3	December 31, 2014	March 30, 2015

(ii)	Dividends the record date of which is in the fiscal year ended December 31, 2015, but the effective date of which will be in the fiscal year ending December 31, 2016, are as follows:

Resolution	Class of shares	Total amount of dividends (million yen)	Source of dividends	Amount of dividend per share (yen)	Record date	Effective date
Ordinary General Meeting of Shareholders to be held on March 29, 2016	Shares of common stock	320	Retained earnings	3	December 31, 2015	March 30, 2016

3) Class and number of shares to be issued or transferred upon exercise of the stock acquisition rights (excluding the stock acquisition rights in respect of which the exercise period thereof is yet to start) as of the end of the fiscal year under review

6th unsecured convertible-bonds-type bonds with stock acquisition rights (issued on April 9, 2012)

Shares of common stock: 7,575,757 shares

[Notes to Financial Instruments]

1.	Matters relating to the status of financial instruments

(1)	Policy in relation to financial instruments

The Group raises funds (principally in bank loans) required from the perspective of capital expenditure programs to engage principally in manufacture and sale of electronic machinery and equipment. The Group invests temporary surplus funds in high-security financial assets and raises short-term operating funds through bank loans. The Group trades in derivatives to avert risk as described below and has a policy of not utilizing derivatives for speculations.

(2)	Details of financial instruments and related risks

Notes and accounts receivable-trade, which are trade receivables, are exposed to credit risk involving customers. Foreign currency trade receivables, which arise from global business operations, are exposed to foreign currency risk and the Group engages in forward exchange contracts for part of them to hedge such risks.

Investment securities, which are principally shares of the companies with which the Group has business or capital alliances, are exposed to market risk.

Notes and accounts payable-trade, which are trade payables, mostly become due and payable within one year. Some of them are in foreign currencies in connection with imports of raw materials and are exposed to foreign currency risk. The Group engages in forward exchange contracts for part of them to hedge such risks.

Bank loans, current portion of convertible-bonds-type bonds with stock acquisition rights, accounts payable for facilities and lease obligations related to finance lease transactions, which are contemplated to raise funds required principally for capital expenditure, become due and payable in maximum five years after the close of the fiscal year. Some of them, with floating interest rates, are exposed to interest rate risk, and the Group engages in derivatives (interest rate swaps and interest rate caps) for part of them to hedge such risks.

Derivatives include forward exchange contracts to hedge foreign currency risk relating to foreign currency trade receivables and payables, and interest rate swaps and interest rate caps to hedge volatility risk relating to interests payable on bank loans.

With regard to hedging instruments and hedging targets, hedging policies and methods of determining hedging effectiveness relating to hedge accounting, please refer to the “Method of important hedge accounting” described in the “Matters concerning accounting standards” above.

(3)	Risk management system relating to financial instruments

(i)	Management of credit risk (risk involving clients’ defaulting on contracts, etc.)

The Company, in accordance with its credit management rules, makes the operation management department of each business division periodically monitor the conditions of its major clients and manage the due dates and balances of trade receivables by client, and takes steps to early detect and reduce probable losses on collection due to the deterioration of their financial positions and other reasons.

Its consolidated subsidiaries manage credit risk similarly in accordance with the credit management rules of the Company.

With regard to derivatives, the Group enters into transactions solely with financial institutions with a high credit rating to avert counterparty risk.

The maximum amount of credit risk as of the end of the fiscal year under review is shown in the balance sheet amount of financial assets exposed to credit risk.

(ii)	Management of market risk (volatility risk relating to foreign exchange and interest rates)

The Company and some of its consolidated subsidiaries engage in forward exchange contracts in general to hedge part of foreign currency risks relating to foreign currency trade receivables and payables detected by currency and monthly.

The Company also engages in interest rate swaps and interest rate caps to mitigate volatility risk relating to interest rates payable on bank loans.

With regard to investment securities, the Company periodically keeps track of market values and financial positions of the issuers (its clients) and continually reviews the holdings thereof by taking into consideration its relationships with the clients.

Derivatives are executed and managed by the accounting and finance division in accordance with the basic finance rules that provide for transaction authorities, upper limits, etc. The division also books transactions and reconciles the balances with counterparties. Results of monthly transactions are reported to the officer responsible for the accounting and finance division from time to time. The consolidated subsidiaries manage transactions similarly in accordance with the basic finance rules of the Company.

(iii)	Management of liquidity risk relating to fund-raising (risk of failure to make payments on due dates)

The Company makes the accounting and finance division prepare and update cash flow projections as adequate based on reports from the divisions and departments, and manage liquidity risk by securing a certain amount of short-term loans available.

(4)	Supplementary explanation of matters relating to the fair values, etc. of financial instruments

In “2. Matters concerning fair values, etc. of financial instruments” below, contract amounts relating to derivatives do not represent market risk relating to derivatives.

2.	Matters concerning fair values, etc. of financial instruments

The following table shows the balance sheet amounts of financial instruments as of December 31, 2015, along with their fair values and the variances. Items for which determining the fair values is recognized as being extremely difficult are not included in the table. (See Note 2)

			(million yen)
	Balance sheet amount	Fair value	Variance
(1) Cash and deposits	10,459	10,459	-
(2) Notes and accounts receivable-trade	7,027	7,027	-
(3) Investment securities:
Available-for-sale securities	1,293	1,293	-

Total assets	18,780	18,780	-

(1) Notes and accounts payable-trade	4,528	4,528	-
(2) Accounts payable for facilities	233	233	-
(3) Short-term bank loans	5,500	5,500	-
(4) Income taxes payable	335	335	-
(5) Current portion of convertible-bonds-type bonds with stock acquisition rights	1,500	2,893	1,393
(6) Long-term bank loans	5,960	5,988	28
(7) Lease obligations	38	38	-
(8) Long-term accounts payable for facilities	224	224	-

Total liabilities	18,320	19,742	1,422

Derivatives
(i) Derivatives to which hedge accounting is not applicable	28	28	-
(ii) Derivatives to which hedge accounting is applicable	-	-	-

Total derivatives	28	28	-

*	Derivatives are shown in the net balance of receivables and payables and the items recognized as liabilities are shown in the parentheses.

(Note 1)	Matters concerning the calculation method of the fair values of financial instruments, as well as marketable securities and derivatives:

Assets

(1)	Cash and deposits

The book value is used for deposits, as deposits are all short-term and the fair value is nearly equal to the book value.

(2)	Notes and accounts receivable-trade

The book value is used for notes and accounts receivable-trade, as the fair value is nearly equal to the book value as a result of their short settlement periods.

(3)	Investment securities

The fair value of investment securities is determined by their prices on an exchange.

Notes on available-for-sale securities are as follows:

			(million yen)
	Type	Acquisition cost	Balance sheet amount	Variance
Balance sheet amount exceeding the acquisition cost	Shares	777	1,269	492
Balance sheet amount not exceeding the acquisition cost	Shares	29	23	(5)

Total		806	1,293	487

Liabilities

(1)	Notes and accounts payable-trade, (2) Accounts payable for facilities, (3) Short-term bank loans and (4) Income taxes payable

The book value is used for these items, as the fair value is nearly equal to the book value as a result of their short settlement periods.

(5)	Current portion of convertible-bonds-type bonds with stock acquisition rights

The fair value of current portion of convertible-bonds-type bonds with stock acquisition rights is calculated by multiplying the price of the shares of the Company at the end of the fiscal year under review (the “Year-end Stock Price”) by the number of shares to be issued or delivered upon exercise of the stock acquisition rights because the Year-end Stock Price exceeded the conversion price.

(6)	Long-term bank loans and (8) Long-term accounts payable for facilities

The fair value of these items is calculated from the total principal and interest for a specific period discounted at the weighted average rate of newly contracted similar loans during the fiscal year under review. The fair value of long-term bank loans with floating interest rates, some of which are subjected to the exceptional accrual method for interest rate swaps and interest rate caps, is calculated from the total principal and interest treated together with such interest rate swaps and interest rate caps, discounted at the rationally estimated interest rate of similar loans during the fiscal year under review.

Current portion of long-term bank loans and current portion of long-term accounts payable for facilities are included in long-term bank loans and long-term accounts payable for facilities, respectively and shown in fair value.

(7)	Lease obligations

The book value is used for lease obligations, as the present value calculated from the total principal and interest for a specific period discounted at the weighted average rate of newly contracted similar lease obligations during the fiscal year under review is nearly equal to the book value.

Lease obligations are shown by including the amount of the current portion of lease obligations.

Derivatives

(i)	Derivatives to which hedge accounting is not applicable

Contract amounts or the amounts equivalent to principal specified in contracts, market value, valuation profit or loss and calculation method of market value as of the fiscal year-end according to each type of hedged item in derivatives are as follows:

•	Currency-related (The calculation method of market value is based on prices, etc. quoted by its counterparties (financial institutions).)

			(millions of yen)
Type	Contract amount	Noncurrent portion of contract amount	Market value	Valuation profit or loss
Forward exchange contract
Short position USD	13,059	-	32	32
Long position USD	2,086	-	(3)	(3)

(ii)	Derivatives to which hedge accounting is applicable

Contract amounts or the amounts equivalent to principal specified in contracts as of the fiscal year-end according to each hedge accounting method are as follows:

						(million yen)
Hedge accounting method	Type of derivatives	Major hedging target	Contract amount		Market value	Calculation method of market value
				Noncurrent portion
Exceptional accrual method for interest rate swaps	Interest rate swaps Receivables: Floating Payables: fixed	Long-term bank loans	3,650	2,350	(23)	Based on the prices, etc. offered by its counterparties (financial institutions)

(Note 2) Financial instruments for which determining the market values is recognized as being extremely difficult

(million yen)
Category	Balance sheet amount
Unlisted stocks	5

The above item is not included in “(3) Available-for-sale securities” as the item has no market prices and it is considered to be extremely difficult to recognize its fair values.

[Notes on the Information per Share]

Net assets per share:	¥257.37
Net income per share:	¥39.58

[Notes on Material Subsequent Events]

(Execution of a Share Exchange Agreement for Converting the Company into a Wholly-Owned Subsidiary of Murata Manufacturing Co., Ltd.)

The Company passed a resolution at the meeting of its Board of Directors held on January 29, 2016 to carry out a share exchange in which Murata Manufacturing Co., Ltd. (“Murata”) will become the sole parent company and the Company will become the wholly-owned subsidiary (the “Share Exchange”) and also entered into a share exchange agreement (the “Share Exchange Agreement”) on the same day.

(1)	Purpose of the Share Exchange

Murata and the Company aim to optimize the value chain by consolidating the various functions dispersed within their corporate group, achieve operational synergy by avoiding conflicts of interest within their corporate group, and make it possible to distribute management resources and formulate strategy in an optimal manner through an integrated operation of the corporate group, whereby further contributing to increasing the enterprise value of both companies in the future.

(2)	Schedule for the Share Exchange

Date of resolution of the Board of Directors for the execution of the Share Exchange Agreement (both companies):	January 29, 2016
Execution date of the Share Exchange Agreement (both companies):	January 29, 2016
Record date of the Ordinary General Meeting of Shareholders (Toko):	December 31, 2015
Date of the Ordinary General Meeting of Shareholders (Toko):	March 29, 2016 (scheduled)
Last trading day (Toko):	April 25, 2016 (scheduled)
Delisting date (Toko):	April 26, 2016 (scheduled)
Effective date of the Share Exchange:	May 1, 2016 (scheduled)

(Note 1)	Pursuant to Article 796, paragraph 2 of the Companies Act, Murata plans to carry out the Share Exchange according to the procedures for a simplified share exchange, which does not require the approval of the general meeting of shareholders.
(Note 2)	The schedule above may be changed by agreement of both companies if it is necessary depending on the progress of the procedures for the Share Exchange.

(3)	Method of the Share Exchange

Under the Share Exchange, Murata will become the sole parent company and the Company will become the wholly-owned subsidiary. Pursuant to the provisions of Article 796, paragraph 2 of the Companies Act, Murata plans to carry out the Share Exchange according to the procedures for a simplified share exchange, which does not require the approval of the general meeting of shareholders. The Company plans to carry out the Share Exchange after obtaining approval for the Share Exchange Agreement at its Ordinary General Meeting of Shareholders that is scheduled to be held on March 29, 2016. Murata plans to use its treasury shares for all of the shares that it will be delivering, and does not plan to issue any new shares when making the allotment in connection with the Share Exchange.

(4)	Share exchange ratio

Name of company	Murata (sole parent company upon share exchange)	The Company (wholly-owned subsidiary upon share exchange)
Allotment ratio for the Share Exchange	1	0.027
Number of shares to be delivered through the Share Exchange	Murata’s shares of common stock: 1,042,043 shares (scheduled)

(Note)	No share will be allotted through the Share Exchange for the shares of common stock of the Company owned by Murata.

(5)	Treatment of stock acquisition rights and bonds with stock acquisition rights in connection with the Share Exchange

Even after the execution of the Share Exchange Agreement, Murata plans to continue holding its Toko, Inc. 6th Unsecured Convertible-Bonds-Type Bonds with Stock Acquisition Rights as bonds with stock acquisition rights, which will be redeemed all at once on April 8, 2016 (i.e., the maturity date), before the effective date of the Share Exchange. Accordingly, there will not be any succession of bonds with stock acquisition rights in connection with the Share Exchange.

The Company has not issued any other stock acquisition rights or bonds with stock acquisition rights.

(6)	Basis for the calculation of the share exchange ratio

To ensure fairness and reasonableness when calculating the share exchange ratio to be used in the Share Exchange (the “Share Exchange Ratio”), Murata appointed Nomura Securities Co., Ltd. (“Nomura Securities”) as its third-party appraiser, while the Company appointed Mizuho Securities Co., Ltd. (“Mizuho Securities”) as its third-party appraiser.

Nomura Securities performed its calculations with regard to Murata using the average market share price method, and with regard to the Company using he average market share price method and the discounted cash flow method (the “DCF Method”). Mizuho Securities performed its calculations with regard to Murata using the market share price method, and with regard to the Company using the market share price method, the comparable peer company method and the DCF Method.

Murata and the Company have held many negotiations and discussions after carefully considering various factors while referring to the calculation results of the share exchange ratio that they received from their respective third-party appraisers, and as a result, they have determined the Share Exchange Ratio. The Share Exchange Ratio may be changed upon discussion between the companies if there is any material change in the various conditions that form the basis of its calculation.

(7)	Overview of the company to become the sole parent company upon the Share Exchange

Name:	Murata Manufacturing Co., Ltd.

Location of head office:	10-1, Higashi-Koutari 1-chome, Nagaokakyo-shi, Kyoto

Name and title of representative:	Tsuneo Murata President & Representative Director

Description of business:	Research and development, production and sale of electronic devices based on functional ceramics

Stated capital:	¥69, 376 million

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

[Notes on Matters Concerning Significant Accounting Policies]

1.	Valuation basis and methods for assets

(1)	Valuation basis and methods for securities:

Investment in subsidiaries and associated companies:

Stated at cost determined by the moving-average method

Available-for-sale securities:

Available-for-sale securities for which the fair values are readily determinable:

Stated at fair value on the balance sheet date of the fiscal year
(Unrealized gain or loss is included directly in equity. Selling costs are determined by the moving-average method.)

Available-for-sale securities for which the fair values are not readily determinable:

Stated at cost determined by the moving average method

(2)	Valuation basis and methods for derivatives:

Forward exchange contract:	Stated at market value

Interest rate swap:	Stated at market value; the exceptional accrual method is applicable if it satisfies the requirements of the exceptional accrual method

Interest rate cap:	Stated at market value; the exceptional accrual method is applicable if it satisfies the requirements of the exceptional accrual method

(3)	Valuation basis and methods for inventories:

Merchandise and finished goods, and work in process:	Stated at cost determined by the periodic average method (the balance sheet values are calculated by the write-down method based on declined margins)

Raw materials and supplies:	Stated at cost determined by the moving average method (the balance sheet values are calculated by the write-down method based on declined margins)
2.	Depreciation method of fixed assets:

(1)	Property, plant and equipment (excluding lease assets):

The Company applies the straight-line method to its buildings (excluding appurtenances thereto) and the declining balance method to other assets.

The main useful lives are as follows:

Buildings and structures:	10–50 years
Machinery, equipment and motor vehicles:	6–10 years

(2)	Intangible fixed assets (excluding lease assets):

The amortization of intangible fixed assets is computed by the straight-line method. With regard to the useful lives, the same method as stipulated in the Corporate Tax Act of Japan is applied; however, software for internal use is amortized by the straight-line method based on the internal usable years (five years).

(3)	Lease assets:

Lease assets related to finance lease transactions that transfer ownership are depreciated by the same depreciation method as applicable to the Company’s own property, plant and equipment.

Lease assets related to finance lease transactions that do not transfer ownership are depreciated by the straight-line method, based on the assumption that the useful life equals to the lease term and the residual value equals to zero.

3.	Accounting standards for reserves:

(1)	Allowance for doubtful accounts:

To cover probable losses on collection, the Company applies the method using the rate of actual collection losses for normal receivables, and the financial position evaluation method for possible non-performing credits and claims in bankruptcy and corporate reorganization.

(2)	Allowance for loss on investment in associated companies:

To cover probable losses on investment in associated companies, an allowance for loss on investment in associated companies is provided in consideration of their asset compositions and other factors.

(3)	Accrued bonuses:

The Company makes provision for the amount of bonuses for employees deemed to accrue during the fiscal year, based on the expected amount.

(4)	Allowance for retirement benefits:

To meet the payment of retirement benefits to employees, the Company provides an allowance based on the estimated amounts of net defined benefit liability and plan assets at the balance sheet date.

Prior-service cost is amortized on a pro rata basis over a period within the average remaining years of service of the employee (10 years) when such cost occurs. Actuarial differences are amortized on a pro rata basis over a period within the average remaining years of service of the employee (10 years) when such differences occur in each fiscal year, starting from the following period.

4.	Other important matters forming the basis for the preparation of non-consolidated financial statements:

(1)	Method of hedge accounting:

(i)	Method of hedge accounting:

The Company applies the exceptional accrual method to interest rate swaps and interest rate caps that satisfy the requirements of the exceptional accrual method.

(ii)	Hedging instruments and hedged items:

Hedging instruments:	Interest rate swaps and interest rate caps
Hedged items:	Bank loans

(iii)	Hedging policy:

The Company engages in interest rate swaps and interest rate caps to hedge increases in funding cost on outstanding liabilities with floating interest rates when interest rates are rising. The Company has a policy of not utilizing derivatives for speculations.

(iv)	Method of evaluating the effectiveness of a hedge:

The Company has confirmed that the derivatives have satisfied the requirements of the exceptional accrual method for interest rate swaps and interest rate caps.

(2)	Accounting for consumption taxes, etc.:

By the tax-exclusive method

[Change in Accounting Policy]

(Application of Accounting Standard for Retirement Benefits)

Starting from the fiscal year under review, the Company has modified the method used to calculate retirement benefit obligations and prior service costs by applying the Accounting Standard for Retirement Benefits (ASBJ Statement No. 26, May 17, 2012, hereinafter referred to as the “Standard”) and the Guidance on Accounting Standard for Retirement Benefits (ASBJ Guidance No. 25, March 26, 2015, hereinafter referred to as the “Guidance”) with regard to the provisions of Article 35 of the Standard and Article 67 of the Guidance. The method used to attribute estimated retirement benefits to each period has been changed from the straight-line attribution standard to the benefit formula standard. The basis for determining the discount rate has been changed from the average period until the estimated benefit payment date to a single weighted average discount reflecting the amounts for the estimated retirement benefit payment period and the estimated payment period.

In accordance with the provisions of Article 37 of the Standard concerning the handling of the transition to the Accounting Standard for Retirement Benefits, retained earnings for the fiscal year under review have been adjusted to reflect the change in the method used to calculate retirement benefit obligations and past service costs at the start of the fiscal year.

As a result, allowance for retirement benefits at the start of the fiscal year under review increased ¥1,775 million and retained earnings brought forward decreased ¥1,775 million. The effect of those changes on the consolidated statement of income is not material.

[Notes to Non-Consolidated Balance Sheet:]

1.	Pledged assets:

The following assets have been formulated in a factory foundation and registered as security for short-term bank loans in the amount of ¥5,000 million, current portion of long-term bank loans in the amount of ¥1,400 million and long-term bank loans in the amount of ¥2,300 million:

Buildings and structures	¥1,197 million (book value)
Land	¥759 million (book value)

Total	¥1,957 million (book value)

2.	Accumulated depreciation of property, plant and equipment: ¥11,336 million

3.	Guarantee obligations:

The Company has offered guarantees for deferred payments for imports, loan obligations to financial institutions, etc. for its associated companies.

Viet Hoa Electronics Co., Ltd.	¥220 million
Kitakami Tech (Zhuhai) Co., Ltd.	¥16 million

Total	¥236 million

The above total principally includes the guarantees for deferred payments for imports.

4.	Financial covenants:

With regard to ¥4,900 million of its bank loans outstanding as of the end of the fiscal year, the Company has entered into one-on-one and syndicated loan agreements, which include financial covenants.

If the Company breaches any of the following clauses, it may forfeit the benefit of time upon demand from the lenders and immediately pay the principal of and interest on the loans:

(1)	The Company shall maintain the amount of the equity section in the consolidated balance sheet as of the end of each fiscal year at no less than 75% in comparison with the previous fiscal year.

(2)	The Company shall, for two consecutive fiscal years, not report an operating loss on the consolidated statement of income for each fiscal year.

In addition, the current portion (¥1,500 million) of convertible-bonds-type bonds with stock acquisition rights outstanding as of the end of the fiscal year includes financial covenants.

If the Company breaches any of the following clauses, it may forfeit the benefit of time and immediately pay the principal of the bonds:

(1)	The Company shall maintain the amount of the equity section in the consolidated balance sheet as of the end of each fiscal year at no less than 75% of that as of December 31, 2011.

(2)	The Company shall, for two consecutive fiscal years, not report an operating loss on the consolidated statement of income for each fiscal year.

5.	Monetary receivables from and monetary payables to associated companies (excluding those shown separately)

Short-term monetary receivables:	¥3,875 million
Short-term monetary payables:	¥5,763 million

[Notes to Non-Consolidated Statement of Income:]

1.	Amount of transactions with associated companies

Trading transactions:
Sales amount:	¥19,035 million
Purchase amount:	¥23,250 million
Other trading transactions:	¥1,259 million
Transactions other than trading:	¥3,384 million

2.	Gain on sales of sales rights

Gain on sales of sales rights is the compensation for the sale thereof received as a result of the performance of the agreement on the sales of sales rights with Murata Manufacturing Co., Ltd.

3.	Restructuring expenses

The Company incurred restructuring expenses as a result of the sale of sales rights to Murata Manufacturing Co., Ltd. and the total consists of the following:

Special retirement allowances	¥118 million
Penalties to distributors	¥66 million
Others	¥4 million

Total	¥189 million

[Notes to Non-Consolidated Statement of Changes in Equity]

Matters concerning the number of shares of treasury stock:

				(thousand shares)
Class of shares	Number of shares as of January 1, 2015	Increase in the number of shares during the year	Decrease in the number of shares during the year	Number of shares as of December 31, 2015
Common stock	1,411	15	-	1,426

(Outline of the reason for the change)

The number of shares increased as follows due to the following reason:

Purchase of less-than-one-unit shares:15 thousand shares

[Notes on Accounting for Deferred Tax]

1.	Principal components of deferred tax assets and deferred tax liabilities

(million yen)
Deferred tax assets
Loss on revaluation of investment securities	575
Excess amortization of intangible fixed assets	4
Impairment loss on fixed assets	309
Accrued bonuses	34
Allowance for retirement benefits	1,117
Loss on investment in associated companies	110
Inventory valuation loss	224
Tax loss carry forwards	4,965
Other	379

Subtotal	7,719
Valuation allowance	(7,162)

Total	556

Deferred tax liabilities
Unrealized loss on available-for-sale securities	(5)

Subtotal	(5)

Deferred tax assets, net	551

2.	Revision of deferred tax assets and deferred tax liabilities as a result of the revision of the rate of corporate tax, etc.

The “Act for Partial Amendment of the Income Tax Act, etc.” (2015 Act No. 9) and the “Act for Partial Amendment of the Local Tax Act, etc.” (2015 Act No. 2) were promulgated on March 31, 2015. Consequently, the corporate tax rate, among others, will be reduced from the fiscal year commencing on or after April 1, 2015. Accordingly, the statutory effective tax rate to be used for the calculation of deferred tax assets and deferred tax liabilities will be reduced from the previous 35.3% to 32.8% with regard to the temporary differences expected to be eliminated for the fiscal year commencing on January 1, 2016, and to 32.0% with regard to the temporary differences expected to be eliminated for the fiscal year commencing on January 1, 2017 and thereafter.

The effect of the tax rate revision is immaterial.

[Notes on Transactions with Related Parties]

1.	Parent company and companies with same parent company:

								(million yen)
			Relationship
Type	Name	Voting rights held by the Company (or held by others)	Number of interlocking officers	Business relationship	Transaction	Amount of transaction	Account item	Balance as of December 31, 2015
Parent	Murata Manufacturing Co., Ltd.	Held by the parent Direct, 64.2%	2 persons	Subscription for the bonds; Sale of products of the Company; Sale of sales rights	Subscription for the bonds (Note 1)	-	Current portion of convertible- bonds-type bonds with stock acquisition rights	1,500
					Sale of sales rights (Note 2)	2,363	Other accounts receivable	710
Company with same parent company	Murata Company Limited	-	-	Sale of products of the Company	Sale of products (Note 3)	4,072	Accounts receivable- trade	1,461
Company with same parent company	Murata Electronics Trading (Shanghai) Co., Ltd.	-	1 person	Sale of products of the Company	Sale of products (Note 3)	2,030	Accounts receivable- trade	710

(Note)	Transaction terms and policies on the determination of transaction terms, etc.:
	(Note 1)	With regard to the terms of interest for the subscription for the bonds, the bonds shall bear no interest.
	(Note 2)	For the sale of sales rights, the price is based on fair value and other transaction terms are determined by negotiations.
	(Note 3)	For the sale of products, prices and other transaction terms are determined by negotiations by reference to prevailing market prices.

2.    Subsidiaries

(million yen)

Type	Name	Voting rights held by the Company (or held by others)	Relationship		Transaction	Amount of transaction	Account item	Balance as of December 31, 2015
			Number of interlocking officers	Business relationship
Subsidiary	Toko Coilteck Co., Ltd.	Direct, 100.00%	-	Manufacture of products of the Company	Purchase of products (Note 3)	832	Accounts payable-trade	64
Subsidiary	TOKO Electronic Mfg. Co., Ltd.	Direct, 100.00%	-	Manufacture of products of the Company; Sale of products of the Company	Lending of funds (Note 1)	1,228	Short-term bank loans	1,206
					Receipt of interest (Note 1)	5
					Purchase of products (Note 3)	7,850	Accounts payable-trade	795
					Sale of products (Note 4)	6,148	Accounts receivable-trade	432
Subsidiary	Zhuhai TOKO Electronic Co., Ltd.	Direct, 100.00%	-	Manufacture of products of the Company	Lending of funds (Note 1)	875	Short-term bank loans	671
					Receipt of interest (Note 1)	44	Long-term bank loans	997
Subsidiary	TOKO Singapore Pte.Ltd.	Direct, 100.00%	-	Sale of products of the Company	Sale of products (Note 4)	4,067	Accounts receivable-trade	819
Subsidiary	TOKO Electronic (Sarawak) Sdn. Bhd.	Direct, 100.00%	-	Manufacture of products of the Company	Borrowing of funds (Note 2)	511	Short-term bank loans	542
					Payment of interest (Note 2)	3
Subsidiary	Huacheng TOKO Electronics Co., Ltd.	Direct, 100.00%	-	Manufacture of products of the Company; Sale of products of the Company	Borrowing of funds (Note 2)	1,500	Short-term bank loans	1,596
					Payment of interest (Note 2)	19
					Purchase of products (Note 3)	7,846	Accounts payable-trade	754
					Sale of products (Note 4)	3,768	Accounts receivable-trade	1,118
Subsidiary	Viet Hoa Electronics Co., Ltd.	Direct, 66.8% Indirect, 33.2%	-	Manufacture of products of the Company	Lending of funds (Note 1)	5,682	Short-term bank loans	3,872
					Receipt of interest (Note 1)	67	Long-term bank loans	3,191
Subsidiary	TOKO America, Inc.	Direct, 100.00%	-	Sale of products of the Company	Borrowing of funds (Note 1)	916	Short-term bank loans	915
					Payment of interest (Note 2)	3

(Note)	Transaction terms and policies on the determination of transaction terms, etc.:

(Note 1)	For the lending of funds, interest rates are determined reasonably in consideration of market interest rates.
(Note 2)	For the borrowing of funds, interest rates are determined reasonably in consideration of market interest rates.
(Note 3)	For the purchase of products, prices and other transaction terms are determined by negotiations by reference to prevailing market prices.
(Note 4)	For the sale of products, prices and other transaction terms are determined by negotiations by reference to prevailing market prices.

[Notes on the Information per Share]

Net assets per share:	¥251.44
Net income per share:	¥34.38

[Notes on Material Subsequent Events]

(Execution of a Share Exchange Agreement for Converting the Company into a Wholly-Owned Subsidiary of Murata Manufacturing Co., Ltd.)

The Company passed a resolution at the meeting of its Board of Directors held on January 29, 2016 to carry out a share exchange in which Murata Manufacturing Co., Ltd. will become the sole parent company and the Company will become the wholly-owned subsidiary and also entered into a share exchange agreement on the same day.

For more information, please refer to the “NOTES TO CONSOLIDATED FINANCIAL STATEMENTS: Notes on Material Subsequent Events”.

ARTICLES OF INCORPORATION

OF

Murata Manufacturing Co., Ltd.

(Kabushiki Kaisha Murata Seisakusho)

CHAPTER I

GENERAL PROVISIONS

Article 1    (Trade Name)

The name of the Company shall be “Kabushiki Kaisha Murata Seisakusho” and shall be called “Murata Manufacturing Co., Ltd.” in English.

Article 2    (Purpose)

The purpose of the Company shall be to engage in the following businesses:

1.	Manufacture, sale and purchase of ceramic and chemical products;

2.	Manufacture, sale and purchase of electronic and electric products, parts and materials;

3.	Manufacture, sale and purchase of other machines and parts and materials;

4.	Rendering services related to information, software and telecommunications;

5.	Rendering services related to various types of instrumentation and analysis;

6.	Business with regard to environmental quality control, such as facility maintenance, landscape architecture, clean-up, waste disposal, etc.;

7.	Licensing and guidance of technology and know-how with regard to each article as mentioned above;

8.	Various sorts of printing and book publication, and sales thereof;

9.	Business concerning travel services, indemnity insurance agency, life insurance brokerage, warehousing, and cargo / freight transportation;

10.	Business concerning worker dispatch, fee-charging employment agency, and skill development/education and training services;

11.	Sales, purchase, dealing in lease or rent of and custody of work of art, craft object and real estate;

12.	Marketing and sales of fuel, food, alcoholic beverages, sundries and educational aids;

13.	Running restaurants, coffee shops, etc.;

14.	Holding and investment in regard to securities;

15.	Generation and supply of electricity;

16.	All businesses which are incidental to or related to those mentioned in the preceding items.

Article 3    (Location of the Head Office)

The head office of the Company shall be located at Nagaokakyo-shi, Kyoto, Japan.

Article 4    (Governing Bodies)

The Company shall have following governing bodies in addition to the general meeting of shareholders:

1.	Board of Directors

2.	Statutory Auditors

3.	Board of Statutory Auditors

4.	Accounting Auditors

Article 5    (Method of Public Notice)

The method of public notices of the Company shall be given electronically. This is provided that, when electronic public notices cannot be used due to an accident or other unavoidable reason, public notices shall be given in the Nihon Keizai Shinbun.

CHAPTER II

SHARES

Article 6    (Total Number of Shares Authorized to be Issued)

The total number of shares authorized to be issued by the Company shall be 581,000,000 shares.

Article 7    (Repurchase of Shares)

In accordance with the provisions of Paragraph 2 of Article 165 of the Companies Act, the Company may repurchase its own shares through market transactions or other methods pursuant to Paragraph 1 of the said Article by a resolution of the Board of Directors.

Article 8    (Number of Shares Constituting One Voting Unit)

The number of shares constituting one Voting Unit shall be one hundred (100).

Article 9    (Rights concerning Shares Constituting Less Than One Voting Unit)

Shareholders of shares constituting less than one Voting Unit of the Company cannot exercise their rights other than those enumerated below:

1.	rights provided for in each Item of Paragraph 2 of Article 189 of the Companies Act;

2.	rights to make claims as provided for in Paragraph 1 of Article 166 of the Companies Act; and

3.	rights of shareholders to subscribe for shares or share warrants allotted by the Company in accordance with the number of shares held by them; and

4.	right to make a demand as provided for in the subsequent Article.

Article 10    (Demand for the Sale of Shares Constituting Less Than One Voting Unit)

Shareholders of shares constituting less than one Voting Unit of the Company may demand that the Company sell such number of shares which, together with the number of shares constituting less than one Voting Unit held by such shareholders, will constitute one Voting Unit, in accordance with the provisions of Share Handling Regulations.

Article 11    (Administrator of Shareholders’ Register)

(1)	The Company shall appoint an administrator of shareholders’ register.

(2)	The administrator of shareholders’ register and its handling offices shall be designated by a resolution of the Board of Directors and public notice thereof shall be given.

(3)	The preparation and maintenance of the register of shareholders and ledger of stock warrants of the Company or any other business related thereto shall be entrusted to the administrator of shareholders’ register and shall not be handled by the Company.

Article 12    (Share Handling Regulations)

The handling business relating to shares of the Company and charges thereof shall be governed by the Share Handling Regulations established by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

CHAPTER III

SHAREHOLDERS MEETING

Article 13    (Convocation)

An ordinary general meeting of shareholders of the Company shall be held within three months after the end of each business year, and extraordinary general meetings of shareholders shall be held from time to time whenever necessary.

Article 14    (Record Date for Ordinary General Meeting of Shareholders)

The shareholders with voting rights whose names appear or are recorded on the last record of the register of shareholders as of March 31 of each year shall be entitled to exercise their rights at an ordinary general meeting of shareholders for relevant business year.

Article 15    (Person to Convene Meeting and Chairman)

(1)	The President, Member of the Board of Directors shall convene a general meeting of shareholders and serve as the chairman thereof.

(2)	When the President, Member of the Board of Directors is unable to act, another Director, who shall be decided in accordance with an order determined by a resolution of the Board of Directors, shall take his/her place.

Article 16    (Internet Disclosure of Reference Documents, etc. and Deemed Provision)

In convening a general meeting of shareholders, the Company may, pursuant to the relevant regulation issued by the Ministry of Justice, deem that it has duly provided its shareholders with the information which must be mentioned or displayed in the reference document of a general meeting of shareholders, business report, financial statements and consolidated financial statements by disclosing such information using the Internet.

Article 17    (Method of Adopting Resolutions)

(1)	Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority of voting rights held by the attending shareholders who are entitled to exercise their voting rights thereat.

(2)	Resolutions stipulated in Paragraph 2 of Article 309 of the Companies Act shall be adopted by at least two-thirds of the votes of shareholders present at the meeting, where those shareholders have at least one-third of the voting rights of the shareholders who are entitled to exercise their voting rights thereat.

Article 18    (Voting by Proxy)

(1)	A shareholder or his legal representative may exercise his vote through one proxy who has voting rights at the shareholders’ meeting.

(2)	The shareholder or proxy must file with the Company a document evidencing authority of representation at each general meeting of shareholders.

CHAPTER IV

DIRECTORS AND BOARD OF DIRECTORS

Article 19    (Number of Directors)

The Company shall have no more than fifteen (15) Directors.

Article 20    (Method of Election)

(1)	Directors shall be elected at general meetings of shareholders.

(2)	The resolution to elect Directors shall be made by an affirmative vote of a majority of the voting rights held by shareholders present with exercisable voting rights representing one-third (1/3) or more of the voting rights of all shareholders with exercisable voting rights present.

(3)	No cumulative voting shall be used for the election of Directors.

Article 21    (Term of Office)

The term of office of Directors shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last year ending within two (2) years after their election.

Article 22    (Directors with Special Titles)

The Company shall elect, by a resolution of the Board of Directors, one President from among its Directors. In addition, the Company may elect, if necessary, one Chairman, one or more Vice-Chairmen, Corporate Executive Vice President, Executive Vice President (senmu) and Senior Vice President (jomu), respectively, Members of the Board of Directors from among its Directors.

Article 23    (Statutory Representative Directors)

(1)	The President, Member of the Board of Directors shall be a Statutory Representative Director.

(2)	In addition to the preceding paragraph, the Company may, by a resolution of the Board of Directors, elect not more than five (5) Statutory Representative Directors from among its Directors with special titles mentioned in the preceding Article.

Article 24    (Person to Convene Meetings of the Board of Directors and Chairman)

(1)	Unless otherwise provided by laws and regulations, the Chairman or the President, Member of the Board of Directors shall convene a meeting of a Board of Directors and shall act as the chairman thereof.

(2)	When the Chairman or the President, Member of the Board of Directors is unable to act, another Director, who shall be decided in accordance with the order of priority previously determined by a resolution of the Board of Directors, shall act as the person to convene the meeting and the chairman.

Article 25    (Convocation Procedures)

(1)	Notice of a meeting of the Board of Directors shall be given to each Director and each Statutory Auditor at least three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, the above period may be shortened.

(2)	With the consent of all the Directors and Statutory Auditors a meeting of the Board of Directors may be held without complying with the convocation procedures.

Article 26    (Omission of Resolution by Board of Directors)

In case where requirements as provided for in Article 370 of the Companies Act are satisfied, the Company deems that relevant resolutions of the Board of Directors shall have been duly made.

Article 27    (Regulations of the Board of Directors)

The Board of Directors shall be governed by the Regulations of the Board of Directors established by the Board of Directors, in addition to laws and regulations and these Articles of Incorporation.

Article 28    (Remuneration, etc.)

(1)	The remuneration for Directors, annual bonus and other proprietary benefits received from the Company as consideration for execution of their duties (hereinafter referred to as es of Incorporation.) shall be determined by a resolution of a general meeting of shareholders.

(2)	The Remuneration, etc. referred to in the preceding paragraph shall not include salaries which Directors may receive in their capacity as employees of the Company.

Article 29    (Limited Liability Agreement with Outside Members of the Board of Directors)

In accordance with the provisions of Paragraph 1 of Article 427 of the Companies Act, the Company may enter into agreements with Outside Members of the Board of Directors under which their liabilities provided for in Paragraph 1 of Article 423 of the said Law shall be restricted to the minimum liability limit stipulated in laws and regulations.

CHAPTER V

STATUTORY AUDITORS AND BOARD OF STATUTORY AUDITORS

Article 30    (Number of Statutory Auditors)

The Company shall have no more than five (5) Statutory Auditors.

Article 31    (Method of Appointment)

(1)	Statutory Auditors shall be elected at general meetings of shareholders.

(2)	The resolution to elect Statutory Auditors shall be made by an affirmative vote of a majority of the voting rights held by shareholders present with exercisable voting rights representing one-third (1/3) or more of the voting rights of all shareholders with exercisable voting rights present.

Article 32    (Term of Office)

(1)	The term of office of Statutory Auditors shall expire at the conclusion of the ordinary general meeting of shareholders held with respect to the last business year endings within four (4) years after their election.

(2)	The term of office of a Statutory Auditor elected to fill a vacancy of a retired Statutory Auditor before the expiration of the term of office shall expire when such predecessor’s full term of office would have been expired.

Article 33 (Full-time Statutory Auditor)

The Board of Statutory Auditors shall appoint full-time Statutory Auditor(s) from among Statutory Auditors.

Article 34 (Convocation Procedures)

(1)	Notice of a meeting of the Board of Statutory Auditors shall be given to each Statutory Auditor at least three (3) days prior to the date set for such meeting; provided, however, that in case of emergency, the above period may be shortened.

(2)	With the consent of all the Statutory Auditors, a meeting of the Broad of Statutory Auditors may be held without complying with the convocation procedures.

Article 35    (Regulations of the Board of Statutory Auditors)

The Board of Statutory Auditors shall be governed by the Regulations of the Board of Statutory Auditors established by the Board of Statutory Auditors, in addition to laws and regulations and these Articles of Incorporation.

Article 36    (Remuneration, etc.)

The Remuneration, etc. for Statutory Auditors shall be determined by a resolution of a general meeting of shareholders.

Article 37    (Limited Liability Agreement with Outside Statutory Auditors)

In accordance with the provisions of Paragraph 1 of Article 427 of the Companies Act, the Company may enter into agreements with Outside Statutory Auditors under which their liabilities provided for in Paragraph 1 of Article 423 of the said Law shall be restricted to the minimum liability limit stipulated in laws and regulations.

CHAPTER VI ACCOUNTS

Article 38    (Business Year)

The business year of the Company shall be a one-year period commencing on the 1st day of April each year and ending on the 31st day of March of the following year.

Article 39    (Surplus Dividends)

Surplus dividends shall be paid to the shareholders or registered share pledgees whose names appear or are recorded as such on the register of shareholders as of March 31st each year.

Article 40    (Interim Dividends)

The Company may, by a resolution of the Board of Directors, pay interim dividends to the shareholders or registered share pledgees whose names appear or are recorded as such on the register of shareholders as at the closing thereof on the 30th day of September each year.

Article 41    (Prescription Period of Dividends, etc.)

(1)	In case of cash dividends, the Company shall be exempted from the obligation of paying them if they remain unreceived for three (3) years after the date of the commencement of payment thereof.

(2)	Cash as referred to in the preceding Paragraph shall bear no interest.

The financial statements of Murata Manufacturing Co., Ltd.

for its most recent fiscal year (ended March 31, 2015)

Business Report

[	From April 1, 2014	]
to March 31, 2015

1. Matters Concerning Status of the Corporate Group

(1)	Main business areas

The Murata Manufacturing Co., Ltd. Group (the “Group”) is an electronic component manufacturer that primarily engages in manufacturing and sales of electronic components and related products primarily of ceramic material, Components (such as capacitors and piezoelectric products) and Modules (communications modules and power supplies), and conducts vertically integrated technological development and production, from inorganic and organic materials, to ceramics and electronic components. Through the creation of original products that utilize a technological base featuring uniquely developed and accumulated materials development, process development, product design, production technology, and software, analysis, and evaluation to support the above, the Group conducts sales for various electronic components that are used in products such as AV devices, communications devices, computers and related devices, automotive electronics, and domestic electric devices.

(2)	Business progress and results

1)	Business conditions

In the global economic environment during the year ended March 31, 2015, U.S. employment continued its recovery trend. Growth rates in Europe also started a recovery trend even though domestic consumption grew slowly. On the other hand, emerging countries continued to experience slower growth than expected due to a trend of recession.

In the electronics market, the smartphone market showed significant growth, although the business outlook was uncertain. In particular, the penetration of LTE devices mainly in China and growing demand for smartphones contributed to an increase in the number of components and an expansion of the electronic components markets. Additionally, increased production of vehicles and advanced electrification contributed to an increase in demand for electronic components. Under these circumstances, sales of the Group were 1,043,542 million yen for the period under review, up 23.2% from the year ended March 31, 2014, with the average exchange rate against the U.S. dollar rising by 9.70 yen from the same year end.

Operating income was 214,535 million yen, up 70.4%, income before income taxes was 238,400 million yen, up 80.1%, and net income attributable to Murata Corporation was 167,711 million yen, up 80.0%, from the previous fiscal year. The primary factors contributing to the increase in profit were the increase in capacity utilization, comprehensive cost reductions and the depreciation of the yen while negative factors included price declines and increased fixed costs resulting from the expansion in production capacity and the cost of acquired business.

The operating income ratio was 20.6%, up 5.7 percentage points from the previous fiscal year.

2)	Sales by product category

Net sales by product category for the period under review are as follows.

(Orders and sales by product category)

	79th Fiscal Term (From April 1, 2014 to March 31, 2015)
	Orders received	Net sales
	Amount	Amount	Component ratio as a percentage of net sales	Year-on-year change
	Millions of yen	Millions of yen	%	%
Capacitors	340,039	334,272	32.2	120.9
Piezoelectric Components	127,829	121,879	11.7	126.6
Other Components	225,383	222,930	21.4	142.4
Components total	693,251	679,081	65.3	128.3
Communication Modules	316,186	307,958	29.6	118.5
Power Supplies and Other Modules	53,020	52,952	5.1	97.5
Modules total	369,206	360,910	34.7	114.8
Total	1,062,457	1,039,991	100.0	123.3

<Components>

Sales of Components for the period under review increased by 28.3% year-on-year to 679,081 million yen.

[Capacitors]

The Capacitors category includes multilayer ceramic capacitors (MLCCs).

For the period under review, sales of MLCCs, the main product in this category, significantly rose due to an increase in sales of smartphones. The increase in production volume of automobiles for automotive electronics market as well as advanced electrification of automobiles also led to increased demand in this market.

As a result, overall net sales increased by 20.9% year-on-year to 334,272 million yen.

[Piezoelectric Components]

The Piezoelectric Components category includes SAW (surface acoustic wave) filters, ceramic resonators, piezoelectric sensors, and ceramic filters.

For the period under review, sales of SAW filters greatly increased thanks to growing production of LTE devices mainly in China. Regarding piezoelectric sensors, sales of shock sensors maintained steady growth as hard disk drives continued to experience steady growth.

As a result, overall net sales increased by 26.6% year-on-year to 121,879 million yen.

[Other Components]

Other Components include EMI (electro-magnetic interference) suppression filters, inductors (coils), connectors, sensors , and thermistors.

For the period under review, sales of inductors (coils), connectors and EMI suppression filters for smartphones substantially increased. Additionally, sales significantly increased from the previous year as the inductors (coils) from TOKO, INC. were added to our product lineup through the acquisition of TOKO, INC. Sales of sensors increased as demand for MEMS (Micro Electro Mechanical Systems) sensors grew in the automotive electronics market.

As a result, overall net sales increased by 42.4% year-on-year to 222,930 million yen.

<Modules>

Sales of Modules for the period under review increased by 14.8% year-on-year to 360,910 million yen.

[Communication Modules]

The Communication Modules category includes short-range wireless communication modules, multilayer ceramic devices and circuit modules.

For the period under review, sales of short-range wireless communication modules and multilayer ceramic devices for smartphones and tablets increased. Sales of multilayer ceramic devices largely increased for smartphones.

As a result, overall net sales increased by 18.5% year-on-year to 307,958 million yen.

[Power Supplies and Other Modules]

This product category includes power supplies.

For the period under review, sales of power supplies for automotive electronics decreased.

As a result, overall net sales decreased by 2.5% year-on-year to 52,952 million yen.

(3)	Challenges facing the Company

The global electronics market is expected to grow in the medium to long term, driven by new demand for sophisticated and multifunctional electronic components and the expansion of demand for consumer electronics market centering on smartphones. The automotive market is also expected to grow by its advanced electrification. Additionally, it is expected that future demand for electronics components will expand and shift to new applications which will become the next primary market such as energy, environment and healthcare.

For the rapidly growing markets, the Group intends to strengthen its sales and marketing forces and enhance production capacity, launch new, high value-added products earlier than its competitors and contribute to the trend of reduced size and thickness of electronic devices, and more manifold functions. In addition, the Group is planning to leverage and expand the semiconductor RF components acquired from Peregrine Semiconductor Corp. for the year ended March 31, 2015, utilizing the synergy with the Group’s existing products and the Group’s strong relationship with customers. In addition, the Group will seek to improve profitability by increasing production capacity outside Japan to reduce costs and mitigate foreign exchange fluctuations. Together with the increase in capacity at existing factories in China, Thailand, Malaysia and the Philippines, we intend to further expand production capacity outside Japan.

In regards to its responsibility to society, the Group places equal emphasis on economic, environmental and social perspectives, and strives to fulfill its corporate responsibilities from each perspective. As for corporate governance, the Group has developed a system for assuring appropriateness of operations (internal control system). Taking into consideration feedback from all stakeholders, the Group is building a sound corporate management structure and system. Concrete actions to be taken by the Group include improving management efficiency, strengthening management-monitoring functions, and ensuring thorough compliance with all relevant laws and regulations.

(4)	Status of capital expenditures

During the period under review, the Group had capital expenditures totaling 101,184 million yen.Primary components were 67,704 million yen in reinforcement and rationalization of production facilities of the Company and its subsidiaries, 10,921 million yen in the acquisition of land and buildings, and 7,380 million yen in reinforcement of research and development facilities.

Additionally, no eliminations or sales were carried out hat had a significant effect on production capabilities.

(5)	Status of property and profits

1)	Status of property and profits of the corporate group

									(Millions of yen, %)

	76th Fiscal Term		77th Fiscal Term			78th Fiscal Term			79th Fiscal Term
	From April 1, 2011		From April 1, 2012			From April 1, 2013			From April 1, 2014
	to March 31, 2012		to March 31, 2013			to March 31, 2014			to March 31, 2015
	Amount		Amount		Year-on-year change	Amount		Year-on-year change	Amount		Year-on-year change
Net sales	584,662		681,021		116.5	846,716		124.3	1,043,542		123.2
Income before Income taxes	50,931		59,534		116.9	132,336		222.3	238,400		180.1
Net income attributable to Murata Corporation	30,807		42,386		137.6	93,191		219.9	167,711		180.0
Total assets	1,000,885		1,087,144		108.6	1,243,687		114.4	1,431,303		115.1
Shareholders’ equity	808,542		860,963		106.5	955,760		111.0	1,123,090		117.5
Basic earnings attributable to Murata Corporation per share	144.35	Yen	200.81	Yen	-	440.63	Yen	-	792.19	Yen	-
Shareholders’ equity ratio	80.8%		79.2%		-	76.8%		-	78.5%		-

(Notes)	1.	The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America.
	2.	The basic earnings attributable to Murata Corporation per share are calculated based on “Accounting Standards Codification (ASC) 260: Earnings Per Share” published by the Financial Accounting Standards Board (FASB) of the United States of America.
	3.	Amounts of less than one million yen are rounded to the nearest million yen.

2)	Status of property and profits of the Company

						(Millions of yen, %)

	76th Fiscal Term	77th Fiscal Term		78th Fiscal Term		79th Fiscal Term
	From April 1, 2011	From April 1, 2012		From April 1, 2013		From April 1, 2014
	to March 31, 2012	to March 31, 2013		to March 31, 2014		to March 31, 2015
	Amount	Amount	Year-on-year change	Amount	Year-on-year change	Amount	Year-on-year change
Net sales	495,744	535,155	107.9	635,028	118.7	752,660	118.5
Income before income taxes and extraordinary items	17,921	31,195	174.1	57,892	185.6	120,840	208.7
Net income	17,155	30,601	178.4	51,231	167.4	98,694	192.6
Total assets	608,636	616,263	101.3	714,395	115.9	855,498	119.8
Net assets	384,434	397,445	103.4	430,671	108.4	499,356	115.9
Basic earnings per share	Yen 80.39	Yen 144.98	-	Yen 242.23	-	Yen 466.18	-
Shareholders’ equity ratio	% 63.2	% 64.5	-	% 60.3	-	58.4%	-

(Note) Amounts of less than one million yen are rounded to the nearest million yen.

(6)	Primary sites and status of significant subsidiaries of the Company

1) The Company (As of March 31, 2015)

Name	Location
Head Office	Nagaokakyo-shi, Kyoto
Tokyo Branch	Shibuya-ku, Tokyo
Yokaichi Plant	Higashiomi-shi, Shiga
Yasu Division	Yasu-shi, Shiga
Yokohama Technical Center	Yokohama-shi, Kanagawa
Nagaoka Plant	Nagaokakyo-shi, Kyoto

2) Subsidiaries (As of March 31, 2015)

Company name	Capital	Share of voting rights held by the Company		Primary business areas	Head office location
Fukui Murata Manufacturing Co., Ltd.	Millions of yen 300	100%		Production of components	Echizen-shi, Fukui
Izumo Murata Manufacturing Co., Ltd.	430	100		Production of components	Izumo-shi, Shimane
Toyama Murata Manufacturing Co., Ltd.	450	100		Production of components and modules	Toyama-shi, Toyama
Komatsu Murata Manufacturing Co., Ltd.	300	100		Production of modules	Komatsu-shi, Ishikawa
Kanazawa Murata Manufacturing Co., Ltd.	480	100		Production of components	Hakusan-shi, Ishikawa
Okayama Murata Manufacturing Co., Ltd.	480	100		Production of components and modules	Setouchi-shi, Okayama
TOKO, INC.	17,446	64.2		Production and sales of components	Tsurugashima-shi, Saitama
Murata Electronics North America, Inc.	Thousands of US$ 14,406	100		Sales of products of the Company and its subsidiaries	United States of America
Murata Company Limited	Thousands of HK$ 1,400,000	100		Sales of products of the Company and its subsidiaries	People’s Republic of China
Murata (China) Investment Co., Ltd.	Thousands of US$ 120,000	100		Marketing and engineering activities in Greater China, General management of Chinese sales companies	People’s Republic of China
Murata Electronics Trading (Shanghai) Co., Ltd.	Thousands of US$ 23,400	100	(Note)	Sales of products of the Company and its subsidiaries	People’s Republic of China
Murata Electronics Europe B.V.	Thousands of EURO 220,000	100		Sales of products of the Company and its subsidiaries	Kingdom of the Netherlands

(Note) Ratio includes indirect holdings.

3) Progress and results of business combinations

1.	With the intent of strengthening the development structure for RF components, Murata Electronics North America, Inc., a subsidiary of the Company, acquired shares of US-based Peregrine Semiconductor Corp. on December 12, 2014.
2.	The number of consolidated subsidiaries is 104, including 12 significant subsidiaries above. The results of business combinations are as stated in “1. Matters concerning status of the corporate group (2) Business progress and results.”

(7)	Employees

1) Employees of the corporate group

Number of employees
As of March 31, 2015	Year-on-year change
Persons 51,794	Persons 3,506

(Note)	The number of employees is the number of persons in regular employment at the Company (excluding persons seconded outside of the Group), and does not include seasonal, part-time, or temporary employees (1,957 persons).

2) Employees of the Company

Number of employees
As of March 31, 2015	Year-on-year change	Average age	Average length of service
Persons 7,425	Persons 77	Years 39.5	Years 14.4

(Note)	The number of employees is the number of persons in regular employment at the Company (excluding persons seconded to subsidiaries, etc., but including persons seconded from subsidiaries, etc.), and does not include seasonal, part-time, or temporary employees (223 persons).

(8)	Source of borrowings (As of March 31, 2015)

Counterparty	Balance of borrowings
Mizuho Bank (China), Ltd.	Millions of yen 8,228
Mizuho Bank, Ltd.	4,952
Saitama Resona Bank, Limited	4,100
Sumitomo Mitsui Banking Corporation (China) Limited	3,273
Sumitomo Mitsui Trust Bank, Limited	1,190
Bank of Tokyo-Mitsubishi UFJ (China), Ltd.	804
Other	3,320
Total	25,867

2.	Matters Concerning Stock (As of March 31, 2015)

(1) Total number of authorized shares	581,000,000 shares (Share unit: 100 shares)
(2) Total number of issued shares	225,263,592 shares (Includes 13,558,666 shares of treasury stock)
(3) Number of shareholders	49,127 persons
(4) Major shareholders (Top 10)

Shareholder name	Number of shares held (Thousands of shares)	Ownership ratio (%)
JP Morgan Chase Bank 380055	19,841	9.4
State Street Bank and Trust Company	10,218	4.8
Japan Trustee Services Bank, Ltd. (Trust Account)	9,969	4.7
Nippon Life Insurance Company	7,361	3.5
The Master Trust Bank of Japan, Ltd. (Trust Account)	7,318	3.5
The Bank of Kyoto, Ltd.	5,260	2.5
Meiji Yasuda Life Insurance Company	5,240	2.5
The Shiga Bank, Ltd.	3,551	1.7
The Bank of New York Mellon SA/NV 10	3,164	1.5
Mizuho Bank, Ltd.	3,000	1.4

(Note) Ownership ratio is calculated after subtracting treasury stock (13,558 thousand shares) from the number of issued shares.

3. Matters Concerning Corporate Officers of the Company

(1) Members of the Board of Directors and Statutory Auditors (As of March 31, 2015)

Post	Positions and responsibilities	Name	Significant concurrent positions
President	Statutory Representative Director	Tsuneo Murata	Fukui Murata Manufacturing Co., Ltd. Murata Science Foundation	Statutory Representative Director, President Chairman

Executive Deputy President	Statutory Representative Director	Yoshitaka Fujita	The Murata (China) Investment Co., Ltd.	President

Member of the Board of Directors	Senior Executive Vice President Director of Production Engineering Unit Responsible for Power Device Products Division	Koji Makino

Member of the Board of Directors	Executive Vice President Director of Communication Business Unit	Norio Nakajima	Komatsu Murata Manufacturing Co., Ltd. Kanazawa Murata Manufacturing Co., Ltd. Okayama Murata Manufacturing Co., Ltd.	Statutory Representative Director, President Statutory Representative Director, President Statutory Representative Director, President

Member of the Board of Directors	Vice President General Manager of Accounting, Finance, and Corporate Planning Group Responsible for Security Export Administration Office	Yoshito Takemura	TOKO, INC.	Outside Director

Member of the Board of Directors		Yasuro Tanahashi	Yokogawa Electric Corporation Internet Initiative Japan Inc. San Holdings, Inc.	Outside Director Outside Director Outside Director

Member of the Board of Directors		Hiroaki Yoshihara	Hitachi, Ltd.	Outside Director

Statutory Auditor	Standing Statutory Auditor	Yukio Yoshino

Statutory Auditor	Standing Statutory Auditor	Junichi Tanaka

Statutory Auditor		Masakazu Toyoda	The Institute of Energy Economics, Japan Nitto Denko Corporation CANON ELECTRONICS INC.	Chairman & CEO Outside Statutory Auditor Outside Director

Statutory Auditor		Shizuo Nakanishi	Konan Graduate School of Accountancy	Professor

Statutory Auditor		Kazuto Nishikawa	Sumitomo Dainippon Pharma Co., Ltd.	Outside Audit & Supervisory Board Member

(Notes)	1.	Members of the Board of Directors Messrs. Yasuro Tanahashi and Hiroaki Yoshihara are Outside Directors as stipulated by Article 2, Paragraph 15 of the Companies Act.
	2.	Statutory Auditors Messrs. Masakazu Toyoda, Shizuo Nakanishi, and Kazuto Nishikawa are Outside Statutory Auditors as stipulated by Article 2, Paragraph 16 of the Companies Act.
	3.	The Company has designated Members of the Board of Directors Messrs. Yasuro Tanahashi, Hiroaki Yoshihara, and Statutory Auditors Messrs. Masakazu Toyoda, Shizuo Nakanishi, and Kazuto Nishikawa as independent directors / auditors as specified in the regulations of Tokyo Stock Exchange, Inc. and registered them thereto.
	4.	Statutory Auditor Mr. Junichi Tanaka has experience in finance and accounting operations at the Company, and possesses adequate knowledge in the fields of finance and accounting.
Statutory Auditor Mr. Shizuo Nakanishi is a certified public accountant, and possesses adequate knowledge in the fields of finance and accounting.
	5.	There are no special interests between the Company and companies, etc., at which Members of the Board of Directors Messrs. Yasuro Tanahashi, Hiroaki Yoshihara, and Statutory Auditors Messrs. Masakazu Toyoda, Shizuo Nakanishi, and Kazuto Nishikawa hold concurrent positions.
	6.	The Company has a total of 19 Vice Presidents, and aside from Members of the Board of Directors above that hold concurrent positions as Director, the Company has 16 Vice Presidents.

(2)	Compensation, etc., of Members of the Board of Directors and Statutory Auditors

Category	Persons	Amount of compensation, etc.
Members of the Board of Directors	Persons 7	Millions of yen 316
Statutory Auditors	5	73
Total	12	389

(Notes)	1.	The above amounts of compensation, etc., for Members of the Board of Directors do not include employee compensation provided to Members of the Board of Directors concurrently serving as employees.
	2.	Of the above, total compensation, etc., provided to 5 Outside Directors is 48 million yen.
	3.	By resolution of the General Meeting of Shareholders, the maximum amount of compensation (per annum) is 600 million yen for Members of the Board of Directors (resolved at the Ordinary General Meeting Shareholders in June 2007) and 80 million yen for Statutory Auditors (resolved at the Ordinary General Meeting Shareholders in June 1998). However, this does not include employee compensation and bonuses provided to Members of the Board of Directors concurrently serving as Vice Presidents. Additionally, solely for instances where a change of residence is unavoidable due to operational requirements, upon collecting usage fees for corporate housing based on standards set by the Company, the Company shall provide corporate housing that allows for commute to the branch or division to execute business, and the maximum amount of compensation in lieu of cash that shall be borne by the Company in this instance is 20 million yen (resolved at the Ordinary General Meeting Shareholders in June 2003).

(3)	Key activities of outside officers

Category	Name	Key activities
Outside Director	Yasuro Tanahashi	Mr. Yasuro Tanahashi attended 13 of 14 meetings of the Board of Directors, and, as required, made comments based on his extensive knowledge and abundant experience as a manager.
	Hiroaki Yoshihara	Mr. Hiroaki Yoshihara attended 13 of 14 meetings of the Board of Directors, and, as required, made comments based on his abundant consulting experience to global companies and extensive knowledge as an accounting specialist.
Outside Statutory Auditor	Masakazu Toyoda	Mr. Masakazu Toyoda attended 13 of 14 meetings of the Board of Directors and all 12 meetings of the Board of Statutory Auditors, and, as required, made comments based on his views and abundant experience as a specialist in the field of industrial economics.
	Shizuo Nakanishi	Mr. Shizuo Nakanishi attended 12 of 14 meetings of the Board of Directors and all 12 meetings of the Board of Statutory Auditors, and, as required, made comments based on his extensive knowledge as an accounting specialist.
	Kazuto Nishikawa	Mr. Kazuto Nishikawa attended all 14 meetings of the Board of Directors and all 12 meetings of the Board of Statutory Auditors, and, as required, made comments based on his extensive knowledge as a specialist in the fields of taxation and finance.

(Note)	For the period under review, the Company implemented one written resolution of the Board of Directors as stipulated by Article 370 of the Companies Act, but this is not included in the above number of meetings.

(4)	Summary of liability limitation agreements

The Company has entered into liability limitation agreements with Outside Directors and Outside Statutory Auditors to restrict liabilities for damages as stipulated by Article 423, Paragraph 1 of the Companies Act, and the liability limit under these agreements is the minimum liability amount stipulated in Article 425, Paragraph 1 of the Companies Act.

4. Matters Concerning the Independent Auditor

(1)	Name of Independent Auditor

Deloitte Touche Tohmatsu LLC

(2)	Independent Auditor Compensation, etc., for the period under review

	Category	Amount of compensation, etc.
(1)	Compensation, etc., as Independent Auditor	Millions of yen 163
(2)	Total amount of cash and other beneficial property payable by the Company and its subsidiaries	209

(Notes)	1.	In the audit agreement between the Company and the Independent Auditor, audits based on the Companies Act and audits based on the Financial Instruments and Exchange Act are not distinguished, and as they are not distinguishable in practice, the amount in (1) is the total of these amounts.
	2.	The Company compensates the Independent Auditor for the creation of reports to be filed with overseas taxation authorities which are activities outside the scope of operations under Article 2, Paragraph 1 of the Certified Public Accountants Act.
	3.	Of the Company’s significant subsidiaries, Murata Electronics North America, Inc., Murata Company Limited, Murata (China) Investment Co., Ltd., Murata Electronics Trading (Shanghai) Co., Ltd., and Murata Electronics Europe B.V. are audited (as defined by the Companies Act or the Financial Instruments and Exchange Act [including corresponding foreign laws and regulations]) by certified public accountants or Independent Auditors (including parties that hold corresponding foreign certifications) other than the Independent Auditor serving the Company.

(3)	Policy for dismissal or nonrenewal of the Independent Auditor

If the Board of Statutory Auditors determines that the any of the items in Article 340, Paragraph 1 of the Companies Act apply to the Independent Auditor and that dismissal is appropriate, the Independent Auditor shall be dismissed upon unanimous approval of the Board of Statutory Auditors.

Additionally, if the Board of Statutory Auditors determines that the Independent Auditor cannot appropriately fulfill its duties, the Board of Statutory Auditors shall determine the content of a proposal to be submitted to a General Meeting of Shareholders regarding the dismissal or nonrenewal for the Independent Auditor.

(Note)	Pursuant to promulgation of the “Act to Partially Amend the Companies Act” (Act No. 90 of 2014) on May 1, 2015, the body to determine the dismissal or nonrenewal of the Independent Auditor has been changed from the Board of Directors to the Board of Statutory Auditors.

5. Systems to Secure the Appropriateness of Company Operations

The Company positions corporate governance as one of its most important management issues, and the Board of Directors has defined a basic policy regarding the maintenance of a system to secure the appropriateness of company operations (internal control system), as shown below.

Based on the above, the Company works to consider all stakeholders, maintain a management control organization and system, improve management efficiency, strengthen management monitoring functions, and strictly adhere to laws and regulations.

(1)	System to secure compatibility between business execution of Members of the Board of Directors and employees with laws and regulations and the Articles of Incorporation

1)	The Company shall appoint Outside Directors to strengthen operational execution decisions of the Board of Directors and monitoring functions of business execution by Members of the Board of Directors.

2)	The Company shall establish an organizational committee to evaluate the maintenance and operational conditions of the internal control system, and work to maintain and continuously improve the internal control system.

3)	In order to fulfill corporate social responsibilities, the Company shall establish various organizational committees regarding areas such as compliance, risk management, and the environment, in addition to establishing an organizational committee to collectively manage these organizations, continuously and systematically promoting unified CSR management of the Group.

4)	The Company shall establish an organization responsible for promotion of CSR activities. This organization will work in tandem with organizational committees related to CSR, and act as a central group to spread CSR within the Company and handle issues with the outside of the Company.

5)	In order for Members of the Board of Directors, Vice Presidents, and employees to adhere to laws and regulations and conduct business activities based on high ethical standards, the Company shall define and work to spread regulations regarding corporate ethical standards, action guidelines, and compliance, in addition to working to maintain and execute these systems.

6)	In order to appropriately deal with issues related to compliance, the Company shall establish a reporting hotline within and outside of the Company, and ensure that measures are in place such that there is no detriment to reporters.

7)	The Company shall clearly define within its corporate ethical standards and action guidelines to firmly refuse correspondence and contact with anti-social activities and organizations and to not resolve unreasonable requests received from anti-social forces via the use of cash, etc., and will appropriately deal with such events based on the standards and guidelines.

8)	The Company shall establish an independent internal auditing department to evaluate and monitor the effectiveness of the internal control system.

(2)	System to store and manage information regarding the execution of duties by Members of the Board of Directors

1)	Minutes and group approval documents of the Board of Directors and other important documents concerning the execution of duties by Members of the Board of Directors shall be stored based upon internal regulations of the Company, and shall be suitably made available for viewing by Members of the Board of Directors and Statutory Auditors.

2)	Basic items regarding storing and managing documents shall be defined within the internal regulations of the Company, and documents contained in the above item shall be appropriately stored and managed.

3)	A meeting structure shall be established to deliberate the necessity and content of timely disclosure of company information, and company information shall be disclosed in a timely and appropriate manner.

(3)	Regulations and other systems regarding management of risks of loss

1)	Regulations shall be defined regarding risk management, and the division that supervises each business function shall conduct risk management.

2)	Deliberations regarding the Group’s risk management structure and operational status shall be conducted at an organizational committee regarding risk management. Additionally, evaluations will be made regarding countermeasures against significant risks, driving forward the activities of the Group.

(4)	System to secure efficient execution of duties by Members of the Board of Directors

1)	The Company shall formulate long and medium term policies and based on these policies, yearly policies, budgets, and action plans, and manage progress and confirm status of achievement.

2)	The Company shall implement a Vice President system, and by separating decision making for management policies and important business execution with daily business execution, strengthen monitoring functions and business execution functions.

3)	To conduct appropriate decision making, approval regarding matters that are defined in the internal regulations of the Company shall be conducted via group approval procedures utilizing information technology (IT), with deliberation from concerned Members of the Board of Directors, Vice Presidents, and significant employees.

4)	As a deliberation body to supplement decision making by the Board of Directors and Statutory Representative Directors, the Company shall establish a management execution committee composed of executive Members of the Board of Directors and Members of the Board of Directors who concurrently serve as Vice Presidents. The management execution committee shall receive reports and deliberate on matters that are defined in the internal regulations of the Company.

5)	Various information regarding the status of business execution shall be periodically and as required provided to concerned Members of the Board of Directors, Vice Presidents, and employees, and a system to share information shall be established via the use of IT.

(5)	System to secure appropriate business in the corporate group, composed of the Company and its subsidiaries

1)	The Group, shall share corporate policy that acts as a fundamental management policy, in addition to strictly enforcing and sharing regulations regarding the corporate ethical standards, action guidelines, and compliance.

2)	The Group shall establish regulations and procedures regarding decision making. Based on these, deliberations will be made with subsidiaries regarding the business operations of subsidiaries, in addition to sharing various information regarding business operations of the Group.

3)	Divisions that supervise the various business functions of the Company shall define frameworks, processing procedures, and judgment standards for duties to ensure that duties within the Group are performed appropriately and efficiently, in addition to providing appropriate direction to subsidiaries as required.

4)	The Internal Audit Department shall evaluate and monitor whether or not duties within the Group are conducted appropriately and efficiently, adhering to laws and regulations and the internal regulations of the Company, etc.

5)	Members of the Board of Directors, Vice Presidents, and employees of subsidiaries shall report to the Company matters defined in items 2) through 4) above, and other items regarding the execution of duties.

6)	The Company shall direct each subsidiary to establish and operate internal control systems that are appropriate for the content and scale of each business.

(6)	Matters regarding employees in the event that Statutory Auditors request employees to assist in their duties, matters regarding the independence of these employees from Members of the Board of Directors, and matters regarding securing the ability to execute orders from Statutory Auditors given to these employees

1)	The Company shall establish a Statutory Auditor Office to assist the duties of Statutory Auditors, and station an appropriate number of dedicated employees.

2)	Employees of the Statutory Auditor Office shall not receive supervision or orders from Members of the Board of Directors. Additionally, for matters regarding human resources of employees of the Statutory Auditor Office, Members of the Board of Directors must consult with and obtain permission from Statutory Auditors.

(7)	System for reporting to Statutory Auditors and system to ensure that parties that report to Statutory Auditors do not receive detrimental treatment as a result of reporting

1)	Members of the Board of Directors, Vice Presidents, and employees shall submit to Statutory Auditors minutes and materials from management execution meetings, etc., group approval documents of the Group, and periodic reports of business reports, etc., and also report on facts that may conflict with the corporate ethical standards and action guidelines, status of risks and risk management, status and content of reports to the internal reporting hotline, and audit results of external public institutions.

2)	In the event that facts are discovered regarding the business execution of the Group that conflict with laws and regulations, the corporate ethical standards, action guidelines, or other internal regulations of the Company, or may cause significant harm to the Group, Members of the Board of Directors, Vice Presidents, and employees shall immediately report to the Statutory Auditors.

3)	In the event that facts are discovered regarding the business execution of the Group that conflict with laws and regulations, the corporate ethical standards, action guidelines, or other internal regulations of the Company, or may cause significant harm to the Group, Members of the Board of Directors, Vice Presidents, and employees or parties that received such reports shall report to the Statutory Auditors.

4)	Apart from the previous items, if requested by Statutory Auditors, Members of the Board of Directors, Vice Presidents, and employees shall submit requested documents, etc., or report as required.

5)	Regarding the previous items, the Company shall not give detrimental treatment to reporters as a result of reporting.

(8)	Other systems to secure the effectiveness of audits by Statutory Auditors

1)	Members of the Board of Directors shall maintain an environment that allows for Statutory Auditors to attend important meetings.

2)	Members of the Board of Directors and employees shall conform to the “Audit Plan” as formulated on a yearly basis by the Board of Statutory Auditors, and cooperate to allow for effective audits.

3)	Members of the Board of Directors and employees shall cooperate with and fulfill the requests of Statutory Auditors in the event that evaluation hearings are required with lawyers or the Independent Auditor.

4)	Fees, etc., incurred as a result of the execution of duties by Statutory Auditors shall be borne by the Company.

5)	Members of the Board of Directors and employees shall cooperate with and fulfill the requests of Statutory Auditors during the course of cooperation between the Statutory Auditors and the Independent Auditor.

6)	The Internal Audit Department shall work to cooperate with the Statutory Auditors.

7)	Statutory Representative Directors, etc., shall hold periodic meetings with Statutory Auditors and work to exchange information.

(Note)	Due to the promulgation of the “Act to Partially Amend the Companies Act” (Act No. 90 of 2014) and the “Ministerial Ordinance to Partially Amend Enforcement Regulation, etc., of the Companies Act” (Ordinance of the Ministry of Justice No. 6 of 2015), contents have been partially amended upon resolution at a meeting of the Board of Directors on April 30, 2015, and the above basic policy reflects these changes. Additionally, the changes were made to reflect the current state of the Group regarding systems to ensure appropriateness of operations of the Group and systems regarding auditing, and to modify expressions to be more specific and clear in line with revisions to laws and regulations.

Consolidated Balance Sheets

(As of March 31, 2015)

(Millions of yen)

Item	Amount
Assets	1,431,303
Current assets	815,849

Cash	139,685
Short-term investments	146,413
Marketable securities	72,199
Trade notes receivable	649
Trade accounts receivable	233,024
Allowance for doubtful notes and accounts	(1,010)
Inventories	186,299
Deferred tax assets	28,296
Prepaid expenses and other	10,294
Property, plant and equipment	385,986

Land	50,170
Buildings	325,479
Machinery and equipment	788,743
Construction in progress	30,510
Accumulated depreciation	(808,916)

Investments and other assets	229,468

Investments	94,877
Intangible assets	59,915
Goodwill	56,102
Deferred tax assets	7,625
Other	10,949

Total assets	1,431,303

Item	Amount
Liabilities	292,372
Current liabilities	198,534

Short-term borrowings	11,154
Trade accounts payable	54,535
Accrued payroll and bonuses	36,256
Income taxes payable	49,960
Accrued expenses and other	46,629
Long-term liabilities	93,838

Long-term debt	9,652
Termination and retirement benefits	68,679
Deferred tax liabilities	13,957
Other	1,550
Equity	1,138,931
Murata Corporation’s Shareholders’ equity	1,123,090

Common stock	69,377
Capital surplus	103,864
Retained earnings	970,374
Accumulated other comprehensive income:	39,793
Unrealized gains on securities	7,114
Pension liability adjustments	(5,511)
Foreign currency translation adjustments	38,190
Treasury stock, at cost	(60,318)
Noncontrolling interests	15,841

Total liabilities and total equity	1,431,303

Consolidated Statements of Income

[	From April 1, 2014	]
to March 31, 2015

	(Millions of yen)
Item	Amount
Net sales		1,043,542
Operating expenses
Cost of sales	629,206
Selling, general and administrative	134,811
Research and development	64,990	829,007

Operating income		214,535
Other income
Interest and dividend income	3,360
Interest expense	(425)
Foreign currency exchange gain	18,101
Other - net	2,829	23,865

Income before income taxes		238,400
Income taxes
Current income tax	77,558
Deferred income tax	(6,463)	71,095

Net income		167,305
Less: Net loss attributable to noncontrolling interests		(406)

Net income attributable to Murata Corporation		167,711

Consolidated Statements of Shareholders’ Equity

[	From April 1, 2014	]
to March 31, 2015

(Shares, millions of yen)

Item	Number of common shares issued						Controlling interests	Non- controlling interests	Total equity
		Common stock	Capital surplus	Retained earnings	Accumulated other comprehen- sive income	Treasury stock
Balance at March 31, 2014	225,263,592	69,377	103,864	834,419	8,385	(60,285)	955,760	15,872	971,632
Purchases of treasury stock at cost						(33)	(33)		(33)
Net income				167,711			167,711	(406)	167,305
Cash dividends				(31,756)			(31,756)	(116)	(31,872)
Other comprehensive income, net of tax					31,408		31,408	798	32,206
Equity transaction with noncontrolling interests and other								(307)	(307)
Balance at March 31, 2015	225,263,592	69,377	103,864	970,374	39,793	(60,318)	1,123,090	15,841	1,138,931

Notes to the Consolidated Financial Statements

(Basis of Preparation of Consolidated Financial Statements)

1. Scope of consolidation and application of the equity method

1) Number of consolidated subsidiaries: 104
Major consolidated subsidiaries:

Fukui Murata Manufacturing Co., Ltd.

Izumo Murata Manufacturing Co., Ltd.

Toyama Murata Manufacturing Co., Ltd.

Komatsu Murata Manufacturing Co., Ltd.

Kanazawa Murata Manufacturing Co., Ltd.

Okayama Murata Manufacturing Co., Ltd.

TOKO, INC., Murata Electronics North America, Inc.

Murata Company Limited

Murata (China) Investment Co., Ltd.

Murata Electronics Trading (Shanghai) Co., Ltd.

Murata Electronics Europe B.V.

2) Number of unconsolidated subsidiaries

None

3) Number of affiliated companies

1 (All companies are accounted for by equity method.)

2. Changes in scope of consolidation and application of the equity method

(Consolidated subsidiaries)

Six companies were newly consolidated.

Peregrine Semiconductor Corp., etc.

Two companies were excluded from consolidation.

Murata Electronics (Netherlands) B. V., etc.

3. Significant Accounting Policies

(1) Standards for preparation of consolidated financial statements

The consolidated financial statements of the Company, pursuant to the regulations of Article 120-2, Paragraph 1 of the Company Accounting Ordinance, are prepared in accordance with terminology, style, and preparation method based on generally accepted corporate accounting standards in the United States of America (hereinafter “US Accounting Princples”). However, based on regulations contained in the latter segment of the aforementioned Paragraph, a portion of content and notes required by US Accounting Principles are omitted.

(2) Inventories	Inventories are stated at the lower of cost, which is determined principally by the average cost method, or market.

(3) Marketable securities and investments

Under ASC 320, “Investments—Debt and Equity Securities”, the Companies classify all debt securities and marketable equity securities as available-for-sale and carry them at fair value with a corresponding recognition of the net unrealized holding gain or loss (net of tax) as a separate component of shareholders’ equity. Gains and losses on sales of investments are computed on an average cost basis. Equity securities that do not have a readily determinable fair value are recorded at average cost.

(4) Depreciation of property, plant and equipment	Depreciation of property, plant and equipment has been principally computed using the declining-balance method.

(5) Goodwill and other intangible assets

The Companies account for goodwill and other intangible assets in accordance with ASC 350, “Intangibles—Goodwill and Other”.

In accordance with this statement, goodwill is not amortized and is instead tested at least annually for impairment.

Intangible assets that have finite useful lives will continue to be amortized over their useful lives.

Also, this statement requires that an intangible asset that is determined to have an indefinite useful life is not amortized but is instead tested at least annually for impairment until its useful life is determined to be no longer indefinite.

(6) Termination and retirement benefits

Termination and retirement benefits, accounted for in accordance with ASC 715, “Compensation—Retirement benefits”, are provided at the amount incurred during the period, which is based on the estimated present value of the projected benefit obligation less the fair value of plan assets at the end of the period.

The Company and certain domestic subsidiaries converted part of their retirement plans to defined contribution pension plans in January 2015.

The overfunded or underfunded status of a defined benefit postretirement plan is recognized as an asset or liability in its statement of financial position, with an adjustment to accumulated other comprehensive income.

The unrecognized prior service expenses due to certain plan amendments is being amortized on a straight-line basis over the average remaining service period of employees.

The unrecognized actuarial gains and losses in excess of ten percent of the larger of the projected benefit obligation or plan assets are being amortized over five years.

(7) Accounting for consumption taxes Consumption taxes are separately accounted for, and are excluded from the amounts of the underlying income and expense transactions.

(Notes to Consolidated Balance Sheet)

1. Amounts of less than one million yen are shown rounded to the nearest million yen.

2. Notes discounted	13 million yen

(Marketable securities and investment securities)

The cost and amortized cost, gross unrealized gains, gross unrealized losses and fair value for available-for sale securities by major security type

				(Millions of yen)
Type	Cost and amortized cost	Gross unrealized gains	Gross unrealized losses	Fair value
Governmental debt securities	2,822	7	-	2,829
Private debt securities	141,816	487	115	142,188
Equity securities	7,408	9,332	0	16,740
Investment trusts	3,015	-	24	2,991

Total	155,061	9,826	139	164,748

The aggregate carrying amount of non-listed shares that do not have a readily determinable fair value that are valued at cost is 2,328 million yen. Of this, 2,316 million yen is not subject to events or environmental changes that would have a significant effect on the fair value, and as the fair value is not readily determinable from a practical standpoint, impairment evaluations have not been made.

Maturity dates of fair value of available-for-sale securities (governmental debt securities, private debt securities, and investment trusts)

(Millions of yen)
Maturity date	Available-for-sale securities Governmental debt securities, private debt securities, and investment trusts
Within 1 year	72,199
Over 1 year, within 5 years	75,809
Over 5 years	-

Total	148,008

Sales amount, realized gains, and realized losses for available-for-sale securities

(Millions of yen)
Amount
Sale amount	1,490
Realized gains	402
Realized losses	357

(Financial instruments and concentration of risk)

During the course of normal business, the Group records various types of financial assets and liabilities.

1. Assets and liabilities

(1) Financial instruments, short-term borrowings, trade accounts payable, and long-term debt contained within cash, short-term investments, trade notes receivable, and other noncurrent assets

The fair value of these financial instruments approximate the amounts carried on the consolidated balance sheet.

(2) Marketable securities and investment securities

Fair values are primarily calculated based on discounted present value computed using market value or the most recent market interest rate of products traded under similar terms. Fair values of marketable securities and investment securities are stated in (Marketable securities and investment securities).

2. Financial derivatives

In order to hedge market risk arising from fluctuations in the foreign exchange market, the Group enters into forward exchange contracts, and for hedging risk in fluctuations of interest rates regarding borrowings, enters into interest rate swap transactions. Additionally, the Group does not hold any forward exchange contracts or interest rate swap transactions for trading purposes. Counterparties are large-scale financial institutions, and as such, the credit risk is negligible. Furthermore, the Group does not foresee any defaults with regard to the counterparties.

The Group records changes in fair value of forward exchange contracts and interest rate swap transactions as gains or losses upon their occurrence.

Estimated principal on forward exchange contracts and interest rate swap transactions

(Millions of yen)
Estimated principal
Forward exchange contracts	96,336
Interest rate swap contracts	5,300

Fair value of forward exchange contracts and interest rate swap transactions

				(Millions of yen)
	Assets		Liabilities
	Item	Fair value	Item	Fair value
Forward exchange contracts	Prepaid expenses and other current assets	228	Accrued expenses and other current liabilities	655
Interest rate swap contracts	Prepaid expenses and other current assets	-	Accrued expenses and other current liabilities	87

3. Concentration of credit risk

The Group conducts sales in the global electronic device market.

In general, the Group grants credit to its customers, and the recovery possibility of these trade receivables is affected by conditions in the electronics industry. However, the Group is strict in granting credit, and has not experienced any large losses in the past.

(Notes to amounts per share)

1. Shareholders’ equity per share	5,304.98 yen
2. Basic earnings attributable to Murata Corporation per share	792.19 yen

(Other)

On November 13, 2007 (local time), US-based SynQor, Inc. (hereinafter “SynQor”) alleged that certain power supply products sold by the Group infringed on US patents it held, and filed a patent infringement lawsuit in the Eastern District of Texas Federal Court (hereinafter “Federal Court”). On November 18, 2013 (local time), a judgment was reached, ordering the Company and its subsidiaries to pay approximately 20,980 thousand US dollars in damages.

As expenses related to the litigation, the Group recorded 25,291 thousand US dollars during the year ended March 31, 2012, and completed payment during the year ended March 31, 2013.

Additionally, on October 6, 2011 (local time), SynQor filed a lawsuit for damages in the Federal Court regarding shipments of these items after the injunction had been put into place (January 24, 2011 [local time]). On March 31, 2014 (local time), the Federal Court reached first judgment, ordering the payment of 1,327 thousand US dollars in damages by a subsidiary of the Company. SynQor filed an appeal with the United States Federal Court of Appeals. Furthermore, concerning this matter, it is possible to claim damages from a third party via contract, and as such, the Company has not recorded any allowances.

Balance Sheets

(As of March 31, 2015)

Item	Amount
Assets	855,498
Current assets	467,229

Cash	99,755
Trade notes receivable	145
Trade accounts receivable	212,613
Marketable securities	69,670
Merchandise and finished goods	6,522
Raw materials and supplies	17,280
Work in process	12,744
Accounts receivable	38,009
Deferred tax assets	7,298
Other	3,206
Allowance for doubtful notes and accounts	(18)
Noncurrent assets	388,269

Property, plant and equipment	61,702

Buildings	23,351
Structures	2,796
Machinery	11,787
Vehicles	34
Equipment	3,734
Land	17,460
Construction in progress	2,537
Intangible assets	19,569

Investments and other assets	306,997

Investment securities	92,308
Shares of subsidiaries and associates	173,478
Investments in capital of subsidiaries and associates	13,745
Long-term loans receivable	11,609
Deferred tax assets	9,245
Other	6,636

Allowance for doubtful notes and accounts	(25)

Total assets	855,498

Item	Amount
Liabilities	356,142
Current liabilities	315,596

Trade accounts payable	59,352
Short-term borrowings	97,980
Current portion of long-term borrowings	100,941
Other accounts payable	9,538
Accrued expenses	14,089
Accrued income tax	32,001
Other	1,693
Long-term liabilities	40,545

Long-term borrowings	6,804
Termination and retirement benefits	33,219
Other	522

Net assets	499,356
Murata Corporation’s Shareholders’ equity	492,293

Common stock	69,376
Capital surplus	109,202

Legal capital surplus	107,666
Other capital surplus	1,536
Retained earnings	374,031

Legal retained earnings	7,899
Other retained earnings	366,132

Reserve for reduction entry of land	13
Reserve for special depreciation	530
Reserve for reduction entry of replaced property	51
General reserve	162,707
Retained earnings brought forward	202,828
Treasury stock	(60,317)
Valuation and translation adjustments	7,063

Valuation difference on other marketable securities	7,063

Total liabilities and total net assets	855,498

Income Statements

[	From April 1, 2014	]
to March 31, 2015

		(Millions of yen)
Description	Amount
Net sales		752,660
Cost of sales		569,807

Gross profit		182,852
Selling, general and administrative		122,677

Operating income		60,174
Non-operating income
Interest and dividend income	47,223
Foreign currency exchange gain	13,533
Other	2,237	62,994

Non-operating expenses
Interest expense	406
Other	1,922	2,329

Ordinary income		120,840
Extraordinary losses
Impairment loss	1,884	1,884

Income before income taxes		118,955
Current income tax	20,077
Deferred income tax	183	20,261

Net income		98,694

Statements of Shareholders’ Equity

[	From April 1, 2014	]
to March 31, 2015

(Millions of yen)

	Murata Corporation’s Shareholders’ equity
	Common stock	Capital surplus			Retained earnings
		Legal capital surplus	Other capital surplus	Total capital surplus	Legal retained earnings	Other retained earnings
						Reserve for reduction entry of land	Reserve for special depreciation	Reserve for reduction entry of replaced property
Balance at April 1, 2014	69,376	107,666	1,536	109,202	7,899	12	615	48
Changes of items during period
Cash dividends
Net income
Purchases of treasury stock at cost
Disposal of treasury stock			0	0
Reversal of reserve for special depreciation							(138)
Provision of reserve for special depreciation							31
Change in reserve due to change in statutory tax rate						0	23	2
Net changes of items other than shareholders’ equity
Total changes of items during period	-	-	0	0	-	0	(84)	2
Balance at March 31, 2015	69,376	107,666	1,536	109,202	7,899	13	530	51

	Murata Corporation’s Shareholders’ equity							Total net assets
	Retained earnings			Treasury stock	Total Murata Corporation’s Shareholders’ equity	Valuation and translation adjustments
	Other retained earnings		Total retained earnings			Valuation difference on other marketable securities	Total valuation and translation adjustments
	General reserve	Retained earnings brought forward
Balance at April 1, 2014	162,707	135,809	307,093	(60,284)	425,388	5,283	5,283	430,671
Changes of items during period
Cash dividends		(31,756)	(31,756)		(31,756)			(31,756)
Net income		98,694	98,694		98,694			98,694
Purchases of treasury stock at cost				(33)	(33)			(33)
Disposal of treasury stock				0	0			0
Reversal of reserve for special depreciation		138	-		-			-
Provision of reserve for special depreciation		(31)	-		-			-
Change in reserve due to change in statutory tax rate		(26)	-		-			-
Net changes of items other than shareholders’ equity						1,780	1,780	1,780
Total changes of items during period	-	67,019	66,938	(33)	66,905	1,780	1,780	68,685
Balance at March 31, 2015	162,707	202,828	374,031	(60,317)	492,293	7,063	7,063	499,356

Notes to Unconsolidated Financial Statements

(Notes to significant accounting policies)

1. Valuation standards and valuation methods of assets
(1) Valuation standards and valuation methods of marketable securities

Stock of subsidiaries and affiliated companies	Moving-average method

Other marketable securities

With market value	Market value method based on market prices
(Valuation differences are reported as a component of net assets, and the cost of securities sold is calculated using the moving-average method)

Without market value	At cost based on the moving-average method

(2) Valuations standards and valuation methods of derivatives
Derivatives	Market value method

(3) Valuation standards and valuation methods of inventories
Finished goods	At cost based on the moving-average method (balance sheet amounts are calculated by writing down the book value of assets that have decreased in profitability)
Products, work in process	At cost based on the weighted-average method (balance sheet amounts are calculated by writing down the book value of assets that have decreased in profitability)
Raw materials and supplies	At cost based on the weighted-average method (balance sheet amounts are calculated by writing down the book value of assets that have decreased in profitability)

2. Depreciation method for noncurrent assets
(1) Property, plant and equipment	Declining balance method Primary useful lives are as follows.
	Buildings Machinery and equipment	10 to 50 years 4 to 17 years

(2) Intangible assets	Straight-line method
Furthermore, software for internal use is amortized by the straight-line method based on an estimated useful life of 3 to 10 years.

3. Standards for recording of allowances

(1) Allowance for doubtful notes and accounts

To provide for possible losses resulting from uncollectible receivables such as trade accounts and loans, the estimated uncollectible amount is recorded based on historical default rate with regard to general accounts, and by individually assessing possible collectability for certain receivables such as loans with default possibility.

(2) Termination and retirement benefits

To provide for retirement benefits to employees, benefits are recorded based on the estimated amount of termination and retirement liabilities and pension assets as of the closing date.

Additionally, from April 2015, the Company has resolved to transition a portion of its lump-sum pension payment system to a defined contribution pension system.

Prior service cost is recorded as expenses using the straight-line method based on the average remaining years of service of employees as of the time of occurrence. Actuarial differences are amortized using the straight-line method over the period of five years within the average remaining years of service of employees commencing the following fiscal year after incurrence.

4. Other significant matters concerning the preparation of unconsolidated financial statements

(1) Method of treatment for consumption tax, etc.

Amounts are exclusive of consumption tax.

(2) Application of consolidated taxation system

The consolidated taxation system is applied.

(3) Amounts of less than one million yen are rounded down.

(Notes to unconsolidated balance sheets)

1. Accumulated depreciation of property, plant and equipment	174,521 million yen

2. Short-term monetary claims with affiliated companies

Long-term monetary claims with affiliated companies

Short-term monetary liabilities with affiliated companies

Long-term monetary liabilities with affiliated companies

218,333 million yen 13,337 million yen 239,660 million yen 6,803 million yen

3. Export bill discount value	3 million yen

4. Guarantee liabilities	1,400 million yen

		(Millions of yen)
Guarantee	Guarantee amount	Content of guarantee
Philippines Murata Land and Building, Inc.	1,351	Borrowings
Murata Electronics (Malaysia) Sdn. Bhd.	38	Borrowings, etc.
Other	10	Borrowings
Total	1,400

(Notes to the unconsolidated income statements)

1.	Transactions with affiliated companies

Business transactions
Net sales	622,914 million yen
Purchase turnover	530,178 million yen
Non-business transactions
Interest income	100 million yen
Dividend income	44,831 million yen
Asset transfer	769 million yen
Interest expense	399 million yen
Asset purchase	262 million yen

2. Research and development expenses	60,609 million yen

(Notes to statements of shareholders’ equity)

1. Type and total number of issued shares as of March 31, 2015
Common stock	225,263,592 shares
2. Type and number of treasury stock as of March 31, 2015
Common stock	13,558,666 shares
3. Matters concerning dividends
(1) Amount of dividends paid

Resolution	Type of stock	Total amount of dividends (Millions of yen)	Dividends per share (yen)	Record date	Effective date
June 27, 2014 Ordinary General Meeting of Shareholders	Common stock	14,819	70	March 31, 2014	June 30, 2014
October 31, 2014 Meeting of the Board of Directors	Common stock	16,936	80	September 30, 2014	December 1, 2014

(2)	Of dividends with a record date during the period under review, and with an effective date during the following period

As a proposal at the Ordinary General Meeting of Shareholders on June 26, 2015, the Company plans to propose the following concerning dividends for common stock.

1) Total amount of dividends	21,170 million yen
2) Dividends per share	100 yen
3) Record date	March 31, 2015
4) Effective date	June 29, 2015

Source of funds for dividends are scheduled to be used as retained earnings.

(Notes to tax effect accounting)

1.	Breakdown of primary causes for occurrence of deferred tax assets and liabilities

(1) Current
Deferred tax assets		Deferred tax liabilities
Accrued bonuses	3,021 million yen	Other marketable securities
Accrued enterprise tax	1,545 million yen	Valuation adjustment	51 million yen
Inventories	1,445 million yen	Total deferred tax liabilities	51 million yen
Accrued expenses	487 million yen	Elimination with deferred tax assets	(51) million yen
Asset adjustment calculation	294 million yen	Net deferred tax liabilities	- million yen
Other	554 million yen
Total deferred tax assets	7,350 million yen
Elimination with deferred tax liabilities	(51) million yen
Net deferred tax assets	7,298 million yen

(2) Noncurrent
Deferred taxes		Deferred tax liabilities
Termination and retirement benefits	10,666 million yen	Other marketable securities
Tangible and intangible assets	2,396 million yen	Valuation adjustment	2,954 million yen
Stock of affiliated companies	1,314 million yen	Reserve for special depreciation	251 million yen
Investment securities	564 million yen	Other	36 million yen
Other	199 million yen	Total deferred tax liabilities	3,243 million yen
Deferred tax assets subtotal	15,142 million yen	Elimination with deferred tax assets
Valuation allowance	(2,653) million yen	Net deferred tax liabilities	(3,243) million yen
Total deferred tax assets	12,489 million yen		- million yen
Elimination with deferred tax liabilities	(3,243) million yen
Net deferred tax assets	9,245 million yen

2.	Effective statutory tax rate and difference in income tax, etc., after application of tax effect accounting

Effective statutory tax rate	35.4%
(Adjustments)
Exemption for dividend income	(13.4)%
Tax exemption for R&D promotion tax system	(6.5)%
Downward adjustment in year-end deferred tax assets due to changes in tax rate	1.5%
Other	0.0%

Income tax rate after application of tax effect accounting	17.0%

(Notes to transactions with related parties)

1. Subsidiaries and affiliated companies, etc.

(Millions of yen)

Type	Name of company, etc.	Percentage ownership of voting rights held	Relationship with related parties	Summary of transactions	Transaction amount	Item	Balance at period end
Subsidiary	Fukui Murata Manufacturing Co., Ltd.	Direct holdings 100%	Production of the Company’s products Concurrently serving officers	Procurement of products, etc. (Note 1)	106,644 (Note 2)	Trade accounts payable	8,885 (Note 2)
				Borrowing of funds Payment of interest (Note 3)	51,754 157	Short-term borrowings Current portion of long-term borrowings Long-term borrowings	66,580
Subsidiary	Izumo Murata Manufacturing Co., Ltd.	Direct holdings 100%	Production of the Company’s products Concurrently serving officers	Procurement of products, etc. (Note 1)	99,714 (Note 2)	Trade accounts payable	2,812 (Note 2)
				Borrowing of funds Payment of interest (Note 3)	20,508 40	Short-term borrowings Current portion of long-term borrowings	18,833
Subsidiary	Toyama Murata Manufacturing Co., Ltd.	Direct holdings 100%	Production of the Company’s products Concurrently serving officers	Borrowing of funds Payment of interest (Note 3)	11,127 17	Short-term borrowings Current portion of long-term borrowings	11,679
Subsidiary	Kanazawa Murata Manufacturing Co., Ltd.	Direct holdings 100%	Production of the Company’s products Concurrently serving officers	Borrowing of funds Payment of interest (Note 3)	25,637 65	Short-term borrowings Current portion of long-term borrowings	33,702
Subsidiary	Okayama Murata Manufacturing Co., Ltd.	Direct holdings 100%	Production of the Company’s products Concurrently serving officers	Borrowing of funds Payment of interest (Note 3)	13,142 18	Short-term borrowings Current portion of long-term borrowings	17,384
Subsidiary	Murata Company Limited	Direct holdings 100%	Sales of products of the Company and subsidiaries	Sales of products, etc. (Note 1)	211,896	Trade accounts receivable	77,030
Subsidiary	Murata Electronics Trading (Shanghai) Co., Ltd.	Indirect holdings 100%	Sales of products of the Company and subsidiaries Concurrently serving officers	Sales of products, etc. (Note 1)	100,268	Trade accounts receivable	49,476
Subsidiary	Murata Electronics North America, Inc.	Indirect holdings 100%	Sales of products of the Company and subsidiaries Concurrently serving officers	Undertaking of capital increase	72,289	-	-

Transaction conditions and standard for determining transaction conditions

(Note 1)	Determined via the same method as general transactions, in consideration of market prices.

(Note 2)	Transaction amounts do not include consumption tax. Balance at period end includes consumption tax.

(Note 3)	Borrowing of funds includes transactions via the cash management system (CMS), and is determined in consideration of market interest rates.

As fund the management operations business for Japanese subsidiaries is concentrated within the Company, there are borrowings from each company.

Furthermore, transaction amounts are the average balance over the course of the period under review.

2. Officers and primary shareholders, etc.

							(Millions of yen)
Type	Name of company, etc. or person	Percentage ownership of voting rights held	Relationship with related parties	Summary of transactions	Transaction amount	Item	Balance at period end
Officer and related parties	Tsuneo Murata	Direct holdings 0.7%	Statutory Representative Director, President of the Company	Transactions with the Murata Science Foundation, for which he serves as Chairman *Donation of cash	300	-	-

*	For a third party.

(Notes to amounts per share)

Net assets per share	2,358.74 yen
Net income per share	466.18 yen

(Other notes)

1. Accounting for termination and retirement benefits

(1) Summary of termination and retirement benefit system utilized by the Company

As a defined benefit plan, the Company has established a fund-type defined benefit corporate pension plan and a lump-sum retirement pension plan.

(2) Matters concerning termination and retirement benefit liabilities (As of March 31, 2015)

a. Termination and retirement benefit liabilities	91,396 million yen
b. Pension assets	62,273 million yen
c. Termination and retirement benefit liabilities in excess of pension assets (a – b)	29,122 million yen
d. Unrecognized actuarial differences	3,098 million yen
e. Unrecognized prior service cost	(7,195) million yen
f. Termination and retirement benefits (c – d – e)	33,219 million yen

(3) Matters concerning termination and retirement expenses

a. Service cost	4,045 million yen
b. Interest expenses	1,165 million yen
c. Expected operational profit	(1,380) million yen
d. Recorded amount of actuarial difference expenses	228 million yen
e. Recorded amount of prior service cost	(1,520) million yen
f. Termination and retirement expenses (a + b + c + d + e)	2,539 million yen

(4) Matters concerning calculation of termination and retirement benefits

a. Distribution period method for expected termination and retirement benefits	Benefit formula standard
b. Discount rate	1.1%
c. Expected operational profit rate	2.5%
d. Number of years for evaluating prior service cost	16 to 20 years (Amortized using the straight-line method based on the average remaining years of service of employees as of the time of occurrence)
e. Number of years for evaluating actuarial differences	5 years (Amortized using the straight-line method over a certain number of years within the average remaining years of service commencing the following fiscal year after incurrence.)

Independent Auditors’ Report on Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT

May 13, 2015

To:	The Board of Directors

Murata Manufacturing Co., Ltd.

Deloitte Touche Tohmatsu LLC

By	Taizo Ando (seal)
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant

By	Kouichiro Tsukuda (seal)
Designated Unlimited Liability Partner, Engagement Partner, Certified Public Accountant

In accordance with the provision of Article 444, paragraph 4 of the Companies Act of Japan, this firm has audited the consolidated financial statements, or the consolidated balance sheet, the consolidated statement of income, the consolidated statement of changes in equity and the notes to consolidated financial statements of Murata Manufacturing Co., Ltd. (the “Company”), covering the consolidated fiscal year from April 1, 2014 to March 31, 2015.

Management’s Responsibility for Consolidated Financial Statements

The responsibility of the Company’s management is to prepare and present properly these consolidated financial statements in accordance with the provision of the latter part of Paragraph 1 of Article 120-2 of the Corporate Accounting Rules permitting omission of parts of disclosure items as required by corporate accounting standards generally accepted in the United States of America. This includes maintaining and improving internal control considered necessary by management to prepare and present properly these consolidated financial statements free of material misstatement by fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements from an independent standpoint, based on our audit conducted. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require us to formulate an audit plan and conduct an audit based thereon to obtain reasonable assurance about whether these consolidated financial statements are free of material misstatement.

In an audit, procedures are taken to obtain audit evidence as to the amounts and disclosures in consolidated financial statements. Audit procedures, on our own judgment, are selected and applied based on our risk assessment of material misstatement in the consolidated financial statements by fraud or error. An audit is not contemplated to express an opinion on the effectiveness of internal control. However, in assessing risk, we assess internal control related to the preparation and proper presentation of these consolidated financial statements to form a plan for adequate audit procedures according to conditions. An audit also includes assessing the accounting policies and methods of application thereof employed by management and estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

We believe that our audit provides sufficient and appropriate audit evidence forming a basis for our opinion.

Auditors’ Opinion

This firm is of the opinion that the abovementioned consolidated financial statements prepared by omitting parts of disclosure items as required by the corporate accounting standards generally accepted in the United States of America in accordance with the provision of the latter part of Paragraph 1 of Article 120-2 of the Corporate Accounting Rules present fairly the state of the property and profit and loss of the corporate group consisting of Murata Manufacturing Co., Ltd. and its consolidated subsidiaries for the period related to the consolidated financial statements in all material respects.

Our opinion is not qualified in respect of this matter.

Financial Interest

There is no such relation of interests between the Company and this auditing firm or any engagement partner thereof as is required to be stated under the Certified Public Accountant Act of Japan.

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Independent Auditors’ Audit Report on Non-Consolidated Financial Statements

INDEPENDENT AUDITORS’ REPORT

May 13, 2015

To:	The Board of Directors

Murata Manufacturing Co., Ltd.

Deloitte Touche Tohmatsu LLC
By	Taizo Ando (seal)
Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant

By	Kouichiro Tsukuda (seal)
Designated Unlimited Liability Partner,
Engagement Partner,
Certified Public Accountant

In accordance with the provision of Article 436, paragraph 2, item 1 of the Companies Act of Japan, this auditing firm audited the non-consolidated financial statements, or the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of changes in equity and the notes to non-consolidated financial statements, and their accompanying supplemental schedules for the 79th fiscal year of Murata Manufacturing Co., Ltd. (the “Company”) covering the period from April 1, 2014 to March 31, 2015.

Management’s Responsibility for Non-Consolidated Financial Statements, etc.

The responsibility of the Company’s management is to prepare and present properly these non-consolidated financial statements and their accompanying supplemental schedules in accordance with corporate accounting standards generally accepted in Japan. This includes maintaining and improving internal control considered necessary by management to prepare and present properly these non-consolidated financial statements and their accompanying supplemental schedules free of material misstatement by fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these non-consolidated financial statements and their accompanying supplemental schedules based on our audit conducted. We conducted our audit in accordance with auditing standards generally accepted in Japan. Those standards require us to formulate an audit plan and conduct an audit based thereon to obtain reasonable assurance about whether these non-consolidated financial statements and their accompanying supplemental schedules are free of material misstatement.

In an audit, procedures are taken to obtain audit evidence as to the amounts and disclosures in non-consolidated financial statements and their accompanying supplemental schedules. Audit procedures, on our own judgment, are selected and applied based on our risk assessment of material misstatement in the non-consolidated financial statements and their accompanying supplemental schedules by fraud or error. An audit is not contemplated to express an opinion on the effectiveness of internal control. However, in assessing risk, we assess internal control related to the preparation and proper presentation of these non-consolidated financial statements and their accompanying supplemental schedules to form a plan for adequate audit procedures according to conditions. An audit also includes assessing the accounting policies and methods of application thereof employed by management and estimates made by management, as well as evaluating the overall presentation of these non-consolidated financial statements and their accompanying supplemental schedules.

We believe that our audit provides sufficient and appropriate audit evidence forming a basis for our opinion.

Auditors’ Opinion

This firm is of the opinion that the non-consolidated financial statements and their accompanying supplemental schedules mentioned above present fairly the state of the property and profit and loss of the Company for the period related to the non-consolidated financial statements and their accompanying supplemental schedules in all material respects in conformity with the corporate accounting standards generally accepted in Japan.

Our opinion is not qualified in respect of this matter.

Financial Interest

There is no such relation of interests between the Company and this auditing firm or any engagement partner thereof as is required to be stated under the Certified Public Accountant Act of Japan.

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Audit Report of the Board of Corporate Auditors

AUDIT REPORT

We, the Board of Corporate Auditors of the Company, report upon deliberation based upon the audit report prepared by each Corporate Auditor on the performance by the Directors of their duties during the 79th fiscal year from April 1, 2014 to March 31, 2015, prepared this audit and hereby report as follows:

1. Method of audit by the Corporate Auditors and the Board of Corporate Auditors and the particulars thereof:

The Board of Corporate Auditors determined the audit policy, audit plans, etc., received from each Corporate Auditor reports on the state of his performance of audits and the results thereof, and also received from the Directors, etc. and the independent auditors reports on the state of performance of their duties and demanded their explanations whenever necessary.

Each Corporate Auditor, in accordance with the Corporate Auditors’ audit standards established by the Board of Corporate Auditors and pursuant to the audit policy and audit plans for this fiscal year, maintained constant communication with the Directors, Executive Officers, Directors of its subsidiaries, the internal audit office and other employees in an effort to collect information and improve the environment for auditing, and performed audits. We attended meetings of the Board of Directors and other important meetings, received from the Directors, Executive Officers, Directors of its subsidiaries, and employees, etc. reports on the state of performance of their duties, demanded their explanations whenever necessary, inspected important decision documents, etc., and made investigation into the state of activities and property at the head office, business places and business offices of the Company, and its subsidiaries. In addition, with regard to the details of the resolutions of the Board of Directors for establishing systems to secure that the performance by the Directors of their duties, as described in the business report, will comply with laws and ordinances and the Articles of Incorporation and such other systems provided for in Article 100, paragraphs 1 and 3 of the Regulations to Enforce the Companies Act of Japan as necessary to secure the adequacy of business of a corporate group comprised of a joint-stock corporation and its parent company and its subsidiaries, as well as the status of the systems (internal control systems) established pursuant to such resolutions, which are described in the business report, we periodically received from the Directors, Executive Officers, Directors of its subsidiaries, the internal audit office and other employees, etc. reports, demanded their explanations and expressed our opinions whenever necessary, on the state of formulation and operation thereof. In accordance with such methods, we investigated the business report and its accompanying detailed statements for the fiscal year under review.

Further, we also monitored and verified whether the independent auditors had maintained an independent position and conducted adequate audits, and received from the independent auditors reports on the state of performance of their duties and demanded their explanations whenever necessary. In addition, we received from the independent auditors a notice that the “systems to secure adequate performance of duties” (as listed in the items of Article 131 of the Regulations on Corporate Accounts) had been established in accordance with the “Standard for Quality Control Concerning Audits” (the Accounting Standards Board of Japan, October 28, 2005) and demanded their explanations whenever necessary. In accordance with such methods, we investigated the non-consolidated financial statements (the non-consolidated balance sheet, the non-consolidated statement of income, the non-consolidated statement of shareholders’ equity, etc. and the notes to non-consolidated financial statements) and their accompanying supplemental schedules, as well as the consolidated financial statements (the consolidated balance sheet, the consolidated statement of income, the consolidated statement of shareholders’ equity, etc. and the notes to consolidated financial statements), for the fiscal year under review.

2. Results of audit:

(1) Results of audit of the business report, etc.:

We are of the opinion:

(i)	That the business report and its accompanying detailed statements present fairly the state of the Company in accordance with laws and ordinances and the Articles of Incorporation;

(ii)	That in connection with the performance by the Directors of their duties, no dishonest act or material fact of violation of laws or ordinances or the Articles of Incorporation exists;

(iii)	That the details of the resolutions of the Board of Directors on internal control systems are proper and that the description of the business report and the performance by the Directors of their duties concerning such internal control systems contain nothing to be pointed out; and

(2)	Results of audit of the non-consolidated financial statements and their accompanying supplemental schedules:

We are of the opinion that the method and results of the audit made by the independent auditors, Deloitte Touche Tohmatsu LLC, are proper.

(3)	Results of audit of the consolidated financial statements:

We are of the opinion that the method and results of the audit made by the independent auditors, Deloitte Touche Tohmatsu LLC, are proper.

May 20, 2015

The Board of Corporate Auditors
Murata Manufacturing Co., Ltd.

Yukio Yoshino (seal)
Full-time Corporate Auditor

Junichi Tanaka (seal)
Corporate Auditor

Masakazu Toyoda (seal)
Corporate Auditor
(Outside Corporate Auditor)

Shizuo Nakanishi (seal)
Corporate Auditor
(Outside Corporate Auditor)

Kazuto Nishikawa (seal)
Corporate Auditor
(Outside Corporate Auditor)

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